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                                                                    EXHIBIT 10.4

                          MANAGEMENT AND LEASING AGREEMENT

     This Management and Leasing Agreement ("Agreement"), dated as of this   day
of November, 1999 and effective December 1, 1999 (the "Effective Date") by and between First Union Real Estate Investments, Inc. (hereinafter "Owner"), and Landau & Heyman of Arkansas, Inc. (hereinafter "Manager"); and

                                   WITNESSETH

     A. WHEREAS, Owner or an entity controlled by Owner owns certain assets and property commonly known as Park Plaza Mall and is legally described in Exhibit A hereto (hereinafter the "Property"); and

     B. WHEREAS, Owner desires to engage Manager as an independent agent and as its exclusive property manager for the Property and in connection therewith to manage, market, lease and operate the Property as the sole and exclusive management and leasing Manager having responsibility therefor, on the terms and conditions hereinafter set forth; and

     C. WHEREAS, Manager desires to accept such employment and is engaged in the business of managing, leasing, operating and maintaining properties; and

     D. WHEREAS, as of the date of this Agreement, Park Plaza Mall is owned free and clear of any debt. Owner shall have the right to and may at any time encumber the property with debt. In such events any documents relating to any debt encumbering the Property shall hereinafter be referred to collectively as the "Loan Documents".

     E. WHEREAS, Owner and Manager agree that where the terms of this Agreement are in conflict with the terms of any of the Loan Documents, if any, the terms of the Loan Documents, if any, shall govern and control.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     The parties hereto agree that the recitals set forth above shall be deemed incorporated into the Agreement as if fully set forth herein.

ARTICLE 1. Property.

     The Property shall consist of all of Owner's real and personal property now or hereafter situated on the parcel described in Exhibit A hereto, except as to such items of personal property as Owner may from time to time exclude.

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ARTICLE 2. Term/Termination.

     2.1 Initial Term. Manager's duties and responsibilities under this Agreement shall begin on the 1st day of December, 1999 and shall end on the 30th day of November, 2000. Notwithstanding the foregoing, Owner shall do all accounting and reporting for the month of December, 1999 and relating to calendar year 1999, and the compensation due to Manager shall be reduced by the amount equal to Owner's payroll for the month of December, 1999 for employees of Owner located off site at the Dallas office of First Union Real Estate Investments, who are in management and support functions relating to the Property and who became employees of Manager during the month of January, 2000.

     2.2 Renewal Term. Unless written notice to the contrary is given by either party hereto not less than thirty (30) days prior to the end of a term hereunder, this Agreement shall automatically be renewed for additional successive one (1) year terms on its then existing terms and conditions, provided that the Agreement is in effect upon the date notice is required to be given.

     2.3 Termination.

          (a) Major Default by Manager. Notwithstanding the provisions of Sections 2.1 and 2.2 above, this Agreement may be immediately terminated by Owner, upon the occurrence of any of the following circumstances:

               (i) Manager is unable or unwilling or does not have the ability to honor any of its financial obligations in the conduct of its business operations with respect to the Property; or

               (ii) A voluntary order for relief in bankruptcy is entered against Manager, or Manager files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future applicable statute or law relative to bankruptcy, insolvency, or other relief for debtors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver, conservator, or liquidator of Manager or of all or any substantial part of its property (the term "acquiesce," as used herein, being deemed to include, but not be limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within the time specified by law); or

              (iii) An involuntary petition is filed against Manager seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future applicable statute or law relating to bankruptcy, insolvency, or other relief for debtors, or any trustee, receiver, conservator or liquidator of Manager or of all or any substantial part of its

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          property shall be appointed without the consent of Manager and such petition shall not be dismissed for thirty (30) days; or

               (iv) Manager gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; or

               (v) Manager makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors; or

               (vi) Manager is engaged in negligence, fraud, malfeasance, non-feasance, or bad faith as it pertains to this Agreement.

     (b) Minor Default by Manager. Owner may terminate this Agreement upon thirty (30) days' written notice to Manager if Manager shall default in the performance of any of its respective duties and obligations hereunder, unless the default is cured within said thirty (30) day period.

     In addition to the termination rights set forth in this Section 2.3, Owner shall be entitled to all of its rights and remedies at law or in equity.

     2.4 Default bv Owner. If Owner defaults in any respect in performing any of its obligations under this Agreement and such default is not cured within thirty
(30) days after written notice thereof is given by Manager to Owner, then Manager shall have the right to terminate this Agreement by giving written notice to Owner. In connection with any termination of this Agreement by Manager hereunder, Manager's sole remedy shall be to recover any past amounts due from Owner.

     2.5 Additional Termination Rights. Anything herein contained to the contrary, notwithstanding, this Agreement may be terminated without cause:

          (a) By Manager, upon sixty (60) days' prior written notice to Owner.

          (b) By Owner upon sixty (60) days' prior written notice to Manager.

          (c) If Owner shall sell the entire Property to an unrelated third party, this Agreement shall terminate with respect to the Property as of the date of consummation of the sale.

     2.6 Early Termination Payments. If Owner elects to terminate this Agreement pursuant to Section 2.5(b) above not as a result of any cause of Manager, or if the Agreement terminates pursuant to Section 2.5(c) above:

          (a) during the period December 1, 1999 through May 31, 2000, Owner

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shall pay Manager the sum of $60,000 upon the termination of this Agreement; or

          (b) during the period June 1, 2000 to November 30, 2000, Owner shall pay Manager the sum of $30,000 upon the termination of this Agreement.

     The foregoing payments shall not be construed as penalty provisions but reasonable sums which the parties agree compensate Manager for establishing the requisite management systems required pursuant to this Agreement.

     2.7 Effect of Termination. Upon termination of this Agreement for any reason, Manager and Owner shall account to each other for all matters outstanding with respect to this Agreement and in furtherance of that end, Manager shall deliver to Owner the following with respect to the Property:

          (a) A final accounting, in the form of a period-end financial statement, reflecting the balance of income and expenses and assets and liabilities on the Property as of the date of termination to be delivered within thirty (30) days after such termination or withdrawal.

          (b) Any balance or monies of Owner or tenant security deposits, or both, held by Manager with respect to the Property to be delivered immediately upon such termination, except any amounts Manager is owed pursuant to this Agreement, including amounts earned pursuant to the Protected Tenant List as defined in Exhibit B hereto. Notwithstanding the preceding sentence, in the event this Agreement is terminated for cause pursuant to Section 2.3(a) or (b) hereof, Manager shall immediately deliver all balances or monies of Owner.

          (c) All original books, records, contracts, leases, receipts for deposits, unpaid bills and other papers, insurance policies, bills of sales, leases, licenses, service contracts, permits, plans, owned and leased equipment, tools, supplies, keys and computer information downloaded to a common ASCII file, or onto diskette or other information storage device, if possible, and documents then in Manager's possession, which pertain to the Property shall be delivered immediately upon such termination. Upon such termination Owner will assume responsibility for payment of all unpaid bills authorized by the Approved Property Budget. Owner further agrees that it will honor and pay for all open, unexpired, or incomplete contracts entered into by Manager on Owner's behalf or for the benefit of the Property which exists as of the date of termination of this Agreement if such contracts were entered into in accordance with the terms of this Agreement.

          (d) A leasing status report of all prospective tenants and/or proposed leases, including the name and address of proposed lessee. ("Prospective Tenant List" as defined in Exhibit B.)

     Manager shall do what is reasonably necessary for an orderly transition of documents.

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     The termination of this Agreement under the provisions of this Article 2 shall not affect the rights of either party with respect to any damages it has suffered as a result of any breach of this Agreement, nor shall it affect the rights or obligations of either party with respect to liability or claims accrued, or arising out of events occurring, prior to the date of termination, all of which shall survive such termination.

ARTICLE 3. Management Responsibilities.

     3.1 Employment of Manager. Subject to the terms and agreements herein contained, Owner hereby appoints Manager as the exclusive property manager and leasing agent for the Property.

     Manager hereby accepts such appointment on the terms and conditions hereinafter set forth.

     Manager shall cooperate with Owner with respect to the requirements of the Loan Documents, if any.

     Manager shall have no right or authority, express or implied, to commit or otherwise obligate Owner or to enter into any agreement on behalf of Owner or to encumber or lease the Property in any manner whatsoever except to the extent specifically provided in Sections 3.4, 3.5, 3.18 hereof.

     The term "Management Responsibilities" as used herein shall refer to any and all duties of Manager as illustrated in Article 3 particularly, and in this Agreement generally.

     All actions, undertakings and performances by Manager pursuant to this Agreement and to an Approved Property Budget, as defined in Section 7.3, shall be at Owner's sole cost and expense, except as provided in Section 10.5 of this Agreement.

     Any press releases, publicity statements or promotional materials regarding this appointment or this Agreement shall be issued by Manager subject to Owner's prior written approval and Manager shall bear the expense (which, if approved by Owner, shall be reimbursed by Owner) of the preparation, distribution and dissemination of any such statements.

     3.2 General Duties.

         (a) Manager, on behalf of Owner, shall implement, or cause to be implemented, the decisions of Owner and shall conduct the ordinary and usual business affairs of Owner for the Property as provided in this Agreement. Manager shall use reasonable commercial efforts to conform to all reasonable policies and programs established from time to time by Owner and the scope of Manager's authority shall be expressly limited in accordance with said policies. Manager agrees to use reasonable commercial efforts in the management, leasing and operation of

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the Property, and to comply with the terms and conditions of this Agreement.

          (b) Manager shall manage, lease, operate and maintain the Property in an efficient and satisfactory manner. Manager agrees to:

               (i) Do and perform, or cause to be done or performed, all things necessary, required or desirable in the judgment of Owner and/or as agreed between Owner/Manager for the proper and efficient management, operation and maintenance of the Property, and

              (ii) Faithfully and diligently render the services on its part to be performed hereunder during the term hereof Manager shall act in a commercially responsible capacity with respect to the proper protection of, and accounting for, Owner's assets. In this capacity, Manager shall conduct itself at arm's length with all third parties and Manager shall serve Owner's interests at all times.

     3.3 Leasing Activities. Manager shall perform all leasing activities pursuant to Article 4 and Exhibit B.

     3.4 Maintenance Repairs and Alterations.

         (a) Manager shall arrange for the maintenance, repair, and alteration of the improvements comprising the Property in order to maintain the improvements in a safe, sound, attractive, and rentable condition in accordance with an Approved Property Budget and with commercially reasonable standards of a mall this size, age and market location.

         (b) Manager shall make or cause to be made periodic physical inspections of the Property and shall provide Owner with its evaluations and recommendations. Any expenditures incurred as a result of such inspections performed by third party consultants shall be paid by Owner. If Owner requires a third party consultant to provide roof borings or environmental studies or any such specialized services, the cost therefor shall be borne by Owner.

         (c) Manager shall not make or incur, without Owner's written approval, expenditures:

                    (i) for the maintenance, repair, or alteration of the Property in excess of five percent (5%) over the amount set forth in the then current Approved Property Budget, as hereinafter defined; or

                    (ii) greater than Ten Thousand Dollars ($10,000.00) if such expenses are not set forth in the Approved Property Budget; or

                    (iii) greater than Twenty-Five Thousand Dollars regardless of whether such expenses are set forth in the Approved Property Budget.


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     Notwithstanding the foregoing, Manager may make, without first obtaining
Owner's approval, expenditures for emergency repairs to the Property which, in Manager's opinion, are required for its preservation and safety, or to avoid the suspension of any service, or to avoid danger to life or property at the Property. Manager shall inform Owner as soon as reasonably possible, both orally and in writing, and in no event later than twenty four (24) hours from the time Manager learns of the emergency of any such emergency expenditure.

          (d) Upon approval by the Owner in writing, Manager shall arrange for and/or supervise major reconstruction or repair of improvements to the Property. Major reconstruction or repair shall mean work involving an estimated cost less than Fifty Thousand Dollars ($50,000.00) which amount shall be increased each calendar year commencing January 1, 2001, by three percent (3%). Except for emergencies which require twenty-four (24) hour notice as provided for above, all reconstruction shall require the consent of the Owner.

     3.5 Utility Services. Manager shall arrange for, and may enter into on behalf and in the name of Owner, contracts for electricity, gas, fuel, water, telephone, rubbish removal, and other utility services as Manager shall deem advisable and necessary.

     3.6 Collection of Rents and Other Income.

          (a) Subject to the requirements of the Loan Agreement and the Deposit Account Agreement (as defined in the Loan Agreement), which provides for the direct payment of rent by Tenants into the Clearing Account, Manager shall diligently collect all rents (including escalation billings resulting from increases in expenses, taxes, insurance and common area maintenance charges) and any other fees and charges which may become due at any time from tenants of the Property, (the "Tenants") or from others for services provided in connection with or for the use of the Property or any portion thereof and to collect and identity any income due Owner from miscellaneous services provided to Tenants or the public including, without limitation, parking income, all revenues from work orders, construction charges, loading dock and elevator charges, supervisory or approval charges, license fees, tenant storage, and coin operated machines of all types (e.g., vending machines, pay telephones, etc.). Notwithstanding anything to the contrary in this Agreement, Manager shall only be required to bill Tenants annually as follows: a) a statement setting forth new charges; b) settlement statements for all recovery charges; and c) a detailed invoice for all delinquent charges. All monies so collected shall be deposited in the Clearing Account (as defined in the Loan Agreement).

          (b) Manager may not terminate any Lease, lock out Tenants, institute suit for rent or for use and occupancy, or initiate proceedings for recovery of possession of any tenant space unless such action is approved by Owner. Manager shall, on behalf of Owner, utilize commercially reasonable collection procedures as Owner deems appropriate to collect any past due rents or other charges or income with respect to the Property. In connection with any collection efforts only legal counsel or collection firms designated by Owner shall be retained or if Manager so retains, then only if Owner has provided written approval thereof All legal expenses

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incurred in bringing such approved suit or proceeding shall be submitted to
Owner and paid for from the Operating Account, as hereinafter defined.

     3.7 Banking and Cash Collections.

          (a) All monies collected or received by Manager with respect to the Property shall be deposited in such accounts as shall be required under the Loan Documents, if any.

          (b) Funds may be withdrawn from the Operating Account as defined in Section 9.1 and 9.2 only for purposes authorized under this Agreement. Funds shall not be withdrawn to the order or benefit of Manager, except as provided in this Agreement.

          (c) Manager is hereby authorized, and shall have the right from time to time, to designate those employees of Manager who will be authorized signatories for the Operating Account. All checks in an amount less than, but not equal to, $5,000.00 shall be signed by an authorized signatory pre-approved by Owner in writing; all checks of $5,000.00 or greater shall be signed by two authorized signatories pre-approved by Owner. At all times at least one of the two authorized signatories signing each draft shall be from Manager's corporate office.

          (d) Manager shall not be responsible for provision of funds that are:
(i) pursuant to the Approved Property Budget; (ii) the subject of separate Owner approval; (iii) expended in the ordinary course of business for the benefit of the Property; (iv) to perform Manager's obligations hereunder, including on-site personnel costs; and (v) for the timely payment of all costs and expenses incurred for the Property if the funds collected or received by Manager from Tenants are not sufficient to pay such costs and expenses as and when due.

          (e) Manager shall remit to Owner upon Owner's written instructions, from time to time such portion of the cash balance in the Operating Account not required for the operation of the Property, consistent with the terms of the Loan Documents, if any, but no less frequently than quarterly.

          (f) The books and records relating to the Property shall be kept and maintained by Manager at the Property, and at Manager's principal office in Chicago, Illinois. Owner or its duly authorized agent, shall have the right to examine such books and records at any time during normal business hours.

     3.8 Owner's Funds.

          (a) Manager shall maintain at its expense a fidelity bond or comparable insurance policy in an amount not less than Two Million Dollars ($2,000,000) covering all of Manager's employees and officers handling Owner's funds pursuant to this Agreement.

          (b) Manager shall be responsible for losses of funds collected by Manager on


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Owner's behalf caused by the negligence or willful misconduct of Manager or its employees.

          (c) Manager shall transfer excess cash funds to Owner based upon guidelines, as shall be set forth in writing by Owner, which may be modified by Owner in its sole discretion from time to time.

          (d) All cash balances maintained by Owner shall be invested based on Owner's criteria as shall be set forth in writing by Owner, which may be modified by Owner in its sole discretion from time to time.

     3.9 Reports Budget and Statements. Manager shall furnish Owner and Lender with the financial information concerning the operation of the Property pursuant to Article 7 hereof and all of the financial reports and statements required to be delivered to the Lender pursuant to the Loan Documents, if any.

     3.10 Taxes.

          (a) Manager shall review or cause to be reviewed the annual tax assessments imposed by any governmental authority against the real or personal property of the Property and shall provide a written report thereon to Owner.

          (b) Manager shall cooperate with Owner in any proceedings instituted by Owner contesting or appealing the assessed valuation of the real or personal property of the Property.

          (c) Manager shall advise Owner of all material matters coming to its attention pertaining to real and personal property taxes and assessments of the Property and any other information not set forth in the Approved Property Budget or the Monthly Financial Reports as defined in Section 7.3(a).

          (d) Manager subject to the provisions of the Loan Documents, if any, shall cause all real property and all personal property taxes to be paid timely so long as sufficient funds are available in the Bank Accounts.

     3.11 Optional Services. Except as otherwise provided herein, Manager shall not be required to provide the services set forth in the Optional Services exhibit, Exhibit F hereof, not normally associated with the day-to-day management of the Property, (the "Optional Services"). Any Optional Services shall only be performed upon the written request of Owner and/or in accordance with the Approved Property Budget.

     3.12 Intentionally Omitted.


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     3.13 Employees, Independent Contractor. Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, lease, operate, maintain and account for the Property. All matters pertaining to the selection, direction, employment, supervision, compensation, promotion and discharge of such employees are the sole responsibility of Manager, who is in all respects the employer of such employees. To the extent necessary for the conduct of the Management Responsibilities, Manager shall hire personnel who, in each instance, shall be employees of Manager, and not of Owner. All compensation and related benefits owed to on-site employees, to the extent included in the Approved Property
Budget or Operating Budget for the prior year, whichever is then in effect, shall be reimbursed to Manager by Owner. Notwithstanding any provision to the contrary in this Agreement, Manager agrees to retain as its employees Jet
Leonard and Earl Dorsett. These employees shall be assigned to work on the Property and the following other malls which Owner owns or has an interest in:
Pecanland Mall, Temple Mall and Westgate Town Center on a non-exclusive basis
(it being understood that Manager will utilize the same employees to work on other properties in Manager's portfolio.) The work of the specified employees may be supplemented by other employees, but the employment of the specified employees is viewed as critical by Owner to the successful management of the Property and as such Manager agrees that without the prior written consent of the Owner it will not replace or assign away from the Property any of the specified employees. If any of the specified employees is replaced or assigned away from the Property while still in the employment of Manager without Owner's prior written consent, it shall constitute a Minor Default by Manager pursuant to Section 2.3 (b) of this Agreement, and Owner may terminate this Agreement upon thirty (30) days' written notice to Manager. However, should either one of these named employees leave the company, voluntarily or unvoluntarily, the termination of employment in and of itself will not constitute a Minor Default.

     Manager shall have responsibility for, and shall use reasonable commercial efforts to comply with, all applicable laws and regulations having to do with workers' compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employment/labor related subjects; however, any legal costs incurred in the defense of any action brought by an employee working at the Property prior to the date of this Agreement pursuant to an alleged or actual violation prior to the date of this Agreement of any employment statute or law, including, but not limited to, any federal or state statue or local ordinance (e.g., race, sex, age, national origin, citizenship status, disability, etc., discrimination claims under Title VII of the Equal Employment Opportunity Act, the Age Discrimination in Employment Act, the Americans with Disability Act, any applicable state or local human rights act or any similar law or act, or at common law (e.g., contract or tort claims as well as any claims for reinstatement or rehire) shall be paid by Owner.

     3.14 Intentionally Omitted.



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     3.15 Compliance with Laws. Agreements.

          (a) Manager shall and shall cause the Property to comply with all applicable federal, state and municipal laws, ordinances, rules, regulations and orders relating to the use, operation, repair and maintenance of the Property and with laws, ordinances, rules, regulations and orders of the local Board of Fire Underwriters or other similar body, if any. Manager, at its own expense shall comply with all the requirements necessary and applicable to Manager to enable Manager to perform its obligations (e.g., broker licenses). Owner shall bear any reasonable expense incurred to cause the Property to comply with this Section 3.15(a), as we as those extraordinary expenses for which Owner has given prior written approval.

          (b) Manager, to the extent permitted under the Approved Property Budget and, when not so permitted, following written authorization from Owner, shall promptly remedy any violation of any such federal, state or municipal laws, ordinances, rules, regulations and orders relating to the use, operation, repair, operation and maintenance of the Property, except in cases where Owner is contesting or intends to contest such law, ordinance, rule, regulation or order, in which case Owner shall give Manager prompt written notice of its decision to so contest any laws, ordinances, rules, regulations and orders. Manager shall give prompt written notice to Owner of any violation or notice of alleged violation of any laws, ordinances, rules, regulations and orders.

          (d) Owner and Manager agree to cooperate with each other to cause the Property to be operated at all times in compliance with all applicable federal, state and municipal laws, ordinances, rules, regulations and orders and shall not knowingly, directly or indirectly, suffer, permit or make any use of the Property which is prohibited by any such laws, ordinances, regulations, rules and orders.

          (d) Manager shall fully comply with all terms and conditions contained in the Loan Documents, if any, and any ground lease, space lease, mortgage, deed of trust or other security instruments now or hereafter affecting the Property, provided that Manager has been advised by Owner of the existence thereof, and provided, further, that Manager shall not be required to make any payment (except to advance monthly debt service payment, if any) or incur any liability on account hereof. Owner will guide and advise Manager on appropriate compliance with the Loan Documents, if any.

          (e) Expenses incurred in remedying violations may be paid from the Operating Account, as defined in Section 9.1. When more than such amount is required or if the violation is one for which the Property title holder might be subject to penalty, Manager shall notify Owner immediately but no later than the end of the second business day so prompt arrangements may be made to remedy the violation.

     3.16 Supervision of Tenants. Manager shall plan and coordinate the moving in and moving out of Tenants in the Property and shall monitor any construction, alteration and


                                                                            -ll-
decoration work pursuant to Tenant Leases.

     Manager shall receive and use reasonable commercial efforts to attend to and resolve all complaints of Tenants and to resolve any complaints, disputes or disagreements by or among Tenants but shall not expend any money in any instance to settle any dispute with Tenants without the prior written consent of Owner.

     Manager shall adopt and promulgate, at the direction of Owner, reasonable rules and regulations (the "Rules and Regulations") from time to time, regarding the use and operation of the Property, including, without limitation, the erection and maintenance of exterior signs upon the Property, the designation of parking areas for the use of employees of Tenants and the hours during which Tenants shall be required to keep signs and windows lighted.

     Manager shall monitor the operation of all Tenants to insure their compliance with the terms and provisions of their respective leases and the Rules and Regulations.

     Manager shall notify the respective Tenants and Owner of any Lease violations and use reasonable efforts to cause all Tenants to correct any violations promptly.

     3.17 Supplies. At Owner's expense and in accordance with the Approved Property Budget, Manager shall purchase, provide and pay for all janitorial and maintenance supplies, tools and equipment, restroom and toilet supplies, electrical supplies and light bulbs, boiler room supplies, paints, uniforms, stationery and office supplies incident to performance of the obligations herein assumed by Manager, except to the extent such services and materials are provided for by Contract with a third party.

     Manager shall maintain records for all supplies, tools and equipment purchased hereunder by Manager for use in the management, operation and maintenance of the Property. The same shall be delivered to and stored at the Property and shall remain the property of the Owner and shall be used only in connection with the Property.

     3.18 Service Contracts. Manager shall be authorized to enter into contracts for cleaning, maintaining, repairing or servicing the Property or any of the constituent parts of the Property as provided in the Approved Property Budget and as required pursuant to Sections 3.4(a) and 3.5 hereof.

     Manager shall be required to obtain, to the extent possible, at least three
(3) competitive bids (and promptly advise Owner if Manager is unable to obtain at least three (3) such bids) for any and all maintenance contracts which exceed an annual cost of $10,000, which bids must be submitted to Owner for review, comment and approval, and 2) enter into contracts that do not exceed one year in length and are terminable without cause on thirty (30) days' notice and immediately terminable for cause.

     All service contracts of a material nature shall:

          (a) Be in the name of Manager as agent for Owner;

          (b) Be assignable, at Owner's option, to Owner or Owner's nominee;

          (c) Include a provision for cancellation thereof without cause by Manager upon not more than thirty (30) days' written notice or if such a provision cannot be obtained then cancelable upon the sale of the property otherwise, Owner's prior written consent to enter into the service contract shall be required; and

          (d) Require that all contractors provide evidence of sufficient insurance.

     3.19 Waivers of Liens. Manager shall obtain all waivers of lien necessary to keep the Property free and clear of all mechanics' and materialmen's; liens in connection with any work performed on the Property. If Manager becomes aware of the filing of any mechanics' or materialmen's lien against the Property, it shall promptly advise Owner thereof, and shall take steps, as Owner may direct, in order to cause such lien to be bonded or otherwise discharged of record. Any costs incurred pursuant to this Section 3.19 shall be borne by the Owner.

     3.20 Tax Payments. Subject to the requirements of the Loan Documents, if any which require the escrow of real estate taxes, Manager shall obtain, verify and pay bills for real estate and personal property taxes, improvement assessments, and other like charges which are or may become liens against the Property. Manager shall forward to Owner and Lender, after receipt thereof a copy of tax bills not included in the Approved Property Budget such that Owner may approve Manager's payment of such bill and, unless such tax bills are being contested or are not included in the Approved Property Budget, or are being paid directly by Lender or its servicer pursuant to the Loan Documents, if any. Manager shall pay all such tax bills before any fine or penalty attaches or to permit Owner to take advantage of any discounts. Such payments shall be borne by the Property.

     3.21 Mortgages. Manager shall pay debt service on any mortgages at direction of Owner.

     3.22 On-Site Office. Manager agrees to maintain a business office at the Property in a location or locations designated by Owner. Any such office shall be used solely as offices for personnel employed by Manager and working on the Property, and shall be provided rent-free by Owner.

     Provided Owner shall have given its prior written approval for Manager to incur such costs and expenses, or to the extent included in the Approved Property Budget, Manager shall be reimbursed for the cost of maintaining the on-site office.

     Owner acknowledges that any Accounting/Property Management software Manager introduces to the Property is owned by, or exclusively licensed to, Manager, and any and all costs thereof shall be borne by Manager. Manager acknowledges that any and all software Manager introduces to the Property other than the Accounting/Property Management software, is owned, or exclusively licensed to, Owner, and any and all costs therefor shall be done by Owner to the extent included in the Approved Property Budget. All costs and expenses relating to software or hardware upgrades or replacements shall also be borne by the Property, to the extent included in the Approved Property Budget.

     3.23 Marketing. Manager shall prepare promotional material to be used to further rentals in accordance with the Approved Property Budget. Manager shall not use Owner's name in any advertising or promotional material without Owner's prior written approval in each instance.

     Owner acknowledges and agrees that it is necessary and desirable for Manager to coordinate all advertising, promotions and marketing affecting the Property. Owner agrees that Manager shall have exclusive control over announcements, advertising, articles, promotions and marketing affecting the Property and Owner shall refer any requests for such items including leasing inquiries to Manager. Manager shall implement Owner's desired marketing and advertising programs.

     Manager shall deliver to Owner an annual marketing plan simultaneous with the submission of the Operating Budget and Capital Budget as defined in Section
7.3 hereof.

     3.24 Advances. Manager shall not be obligated to make any advance to or for the account of the Owner or to pay any sum except out of funds held or provided as set forth in this Agreement, nor shall Manager be obliged to incur any liability or obligation for the account of Owner without written assurance that the necessary funds for the discharge thereof will be provided.

     3.25 Excluded Services. Manager shall not be required to render any of the following services under the terms of this Agreement:

          (a) Services relating to any appeal of property taxes, except to furnish all necessary information, retain special counsel and otherwise cooperate in the tax appeal;

          (b) Planning, developing, financing or supervising construction for the Property (other than as provided in Sections 3.11 and 3.15 hereof) or any additional land which may hereafter be added or become part of the Property; and

          (c) Services requiring a substantial expenditure of time in connection with litigation other than suits for the collection of rent or the enforcement of leases and the processing of insurance claims, whether or not such litigation shall be instituted by Owner, by Tenants or by others and unless suits are caused by the action of Manager.

 ARTICLE 4. Leasing Activities.

     4.1 Leasing. hereby designates Manager as its exclusive broker for leasing of space in the Property (subject to attached schedule of excluded leases/deals) and agrees that it shall refer all inquiries for the leasing of space to Manager and Manager shall negotiate all Leases, Expansion Space Leases, Expansion Options, Relocation Leases, Renewal Leases, Renewal Options, Modifications, Cancellations and (except Specialty License Agreements as defined in this Article 4) for purposes of this Agreement other than Section 10.1 are, collectively, referred to hereinafter as "Lease(s)". Any and all negotiating, responses to inquiries about spaces, work on Leases, or prospective leases, may be referred to as "Leasing Activities" throughout this Agreement. All Leasing Activities are subject to the requirements of the Loan Documents, if any.

     During the term of this Agreement, Owner agrees to refer to Manager all offers and inquiries by prospective tenants, other Brokers or by Cooperating Third Party Brokers as defined in Section 4.4 hereof, not affiliated with Manager or by anyone making an inquiry for space in the Property, and Manager agrees to diligently investigate and develop such offers or inquiries, to canvas, solicit and otherwise employ reasonable commercial efforts and services to lease space in the Property.

     Manager shall make every effort to obtain desirable tenants for the Property.

     Manager shall, to the extent possible, procure financial information from prospective tenants, investigate such information and use its best judgment in the submission of prospective tenants to Owner for approval. Submission for approval of prospective tenants shall be in the form of a completed lease requisition, prospective tenant financial information, where available, financial analysis of the proposed lease, and any required narrative necessary to describe the prospective lease transaction.

     Manager agrees to perform whatever reasonable service may be required in connection with Leasing Activities including, but not limited to, preparing monthly leasing status reports to be included in the Monthly Financial Statements, and semi-annual leasing plans for the Property.

     4.2 Execution of Leases. Manager shall prepare and submit to Owner for approval, a lease requisition ("Lease Requisition") for all proposed transactions. Upon receipt of Owner approval, Manager shall submit the approved Lease Requisition to a law firm approved by Owner (the "Owner-Approved Attorney") for preparation of the Lease.

     All Leases for the Property are to be 1) prepared pursuant to the approved Lease Requisition form completed by Manager and approved by Owner; and 2) in accordance with the Leasing Guidelines set forth on Exhibit C and the Loan Documents, if any. The Owner-Approved Attorney shall obtain the prospective tenant's signature on five (5) original counterparts of the tenant-executed lease and submit them to Manager. Manager shall send to Owner a copy of the partially executed leases for counter execution. Owner shall indicate its signature on the lease and return the leases to Manager. Manager shall then distribute the fully executed leases as follows: to Tenant; to Lender; to Owner; to the on-site office; and shall retain the final counterpart in Manager's corporate office.

     Manager shall not execute any Lease or any renewal, extension, or modification thereof (except for Specialty License Agreements) on behalf of Owner.

     Owner hereby authorizes Manager to conduct negotiations on requests for modification of or toward resolution of disputes regarding any Lease. No Lease modification, or breach may be executed without Owner's prior written consent.

     Manager may not cancel or terminate or extend or otherwise change any Lease for space on the Property.

     All Leases and Lease modifications shall be in the Owner's name and executed by Owner.

     Any and all changes to the Leasing Guidelines shall be agreed to by Owner in writing concurrently with the approval of the Approved Property Budget.

     4.3 Lease Form. All Leases shall be on the form approved and agreed to by Owner ("Lease Form") pursuant to Exhibit D if so attached, otherwise to a form later approved by Owner, provided that Manager, with the consent of Owner, shall have the right to make any modifications and additions to, or deletions from, the Lease Form as are reasonably necessary to conclude the transaction and are customary in the market, so long as such modifications, additions or deletions do not significantly affect Owner's rights and obligations under the lease, do not violate any of the provisions of the Loan Documents, if any, or adversely affect Owner's property interests in the Property and conform to the Leasing Guidelines. Any and all changes to the Lease Form shall be agreed to by Owner.

     4.4 Brokers. Manager may, from time to time, recommend to Owner that Manager be permitted to enter into brokerage agreements with cooperating brokers. The term "Cooperating Third Party Broker" includes any person or firm not in the employ of Manager who is engaged by Manager to perform Manager's leasing activities at the Property with the prior written consent of Owner. A "Brokerage Agreement" is any agreement arising out of such relationship between Manager and Cooperating Third Party Broker.

     From time to time Manager may also be required to enter into agreements with tenant brokers. A "Tenant Representative Broker" is the exclusive representative of a prospective tenant. Manager may enter into a "Tenant Representative Broker Agreement" only if Owner has provided written approval of such Tenant Representative Broker Agreement.

ARTICLE 5. Indemnification.

     5.1 Owner shall, except for Manager's willful malfeasance or gross negligence, indemnity, defend and hold Manager, its affiliates and related entities and its and their partners, employees, agents, officers, directors and shareholders, (collectively, the "Manager's Indemnified Parties") harmless from and against any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including attorneys' fees and court costs, to which Manager may become liable or subject by reason of or arising out of the performance of Manager's duties and activities within the scope of this Agreement or arising from any action or activity on, or the condition of, the Property.

     To the extent of any such claims which are covered under Owner's insurance policy or policies with respect to the Property, Owner releases Manager's Indemnified Parties from all such claims, irrespective of the cause thereof.

     5.2 Manager shall indemnify and hold Owner, Owners' members, its affiliates and related entities and its and their partners, employees, servants, agent, officers, members, directors, and shareholders (collectively, "Owner's Indemnified Parties") harmless from and against any and all claims, actions, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from (i) any acts or omissions of Manager, its employees or agents which are outside the scope of Manager's authority or responsibility hereunder, or (ii) except to the extent actually covered by insurance required hereunder, the negligent or tortious acts or omissions of agent, its employees and agents or the malfeasance or misfeasance of agent, its employees or Managers.

     5.3 Each party shall promptly notify the other of any claim asserted against it for which it will seek indemnity. The indemnifying party shall have the right to defend any such claim at its sole cost and expense.

     5.4 The indemnities contained herein shall survive the termination or expiration of this Agreement.

ARTICLE 6. Insurance.

     6.1 Insurance. Manager shall, at Owner's request and expense, obtain and keep in force, in amounts and at premium costs reviewed and approved by Owner, all insurance, including insurance against physical damage (e.g., fire with extended coverage endorsement, boiler and machinery, etc.) and broad form commercial general liability coverage and such other coverages as may be appropriate, insuring against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property. Said insurance shall be in compliance with the Loan Documents, if any. Manager and mortgage holder, if any, will be additional insureds in all liability insurance maintained with respect to the Property.

     Manager, if any, agrees to (a) notify Owner and the insurance carrier promptly after Manager receives actual notice of any loss, damage or injury, and
(b) take no action (such as admission of liability) which might bar Owner from obtaining any protection afforded by any policy Owner may hold or which might prejudice Owner in its defense to any claim, demand or suit within limits prescribed by the policy or policies of insurance.

     Manager shall aid and cooperate with Owner in every reasonable way with respect to such insurance and any loss covered thereunder. Such insurance shall be bid by Manager, with Owner's consent, who would act as a licensed broker to sell insurance. Competitive bids shall be obtained by Manager from Owner's recommended brokers. Any bid may be rejected by Owner in its sole and absolute discretion. For any insurance policies obtained by Manager on behalf of the Owner, Manager shall not be responsible for any cancellations, lapses, defaults, or other impairments of insurance coverage, unless Manager is the sole and exclusive cause thereof without any fault by Owner.

     All insurance agreements shall include language such that the polices will not lapse without thirty (30) days' notice to Owner, Manager and Lender.

     Manager shall cooperate with the insurance carriers in the handling, prosecution and defense of any insurance issues, under all such coverage. To the extent directed by Owner in writing, Manager will procure the periodic insurance appraisals which may be required by any lease in force, at Owner's cost, and to make periodic reports to Owner not less frequently than once per calendar year of the kinds and amounts of insurance coverage in force, the expiration dates thereof, the premium cost thereof, and the basis upon which the amount of coverages was determined.

     6.2 Additional Insurance. Manager shall furnish a certificate of comprehensive crime insurance in an amount of not less than $2,000,000. The certificate shall provide that Owner and Lender will be given at least thirty
(30) days' prior written notice of cancellation or any material change in the policy. In addition, Manager shall maintain Workers' Compensation insurance in the statutory amount (or participate in the appropriate state fund if such insurance is not available or allowed), employer's liability insurance in the amount of $2,000,000 (or participate in the appropriate state fund if such insurance is not available or allowed), and broad form commercial general liability insurance (including contractual liability and personal injury coverages) in the amount of not less than $2,000,000 combined single limit. Manager shall maintain commercial excess liability of $20,000,000.

     The liability insurance policy shall name Manager as the named insured and Owner as an additional insured. Such broad form commercial general liability policy shall provide that it cannot be terminated prior to thirty (30) days following written notice to Owner of such termination. Owner shall reimburse Manager for Manager's cost of such broad form commercial general liability insurance, or for any and all coverages that Manager obtains for its own account. All insurance policies shall be in form, amounts and with such companies as are acceptable to Owner, provided, however, that in no event shall any insurer have a Best's Insurance Rating of less than "A+:XI".

     Manager shall carry automobile liability insurance in the amount of $1,OOO,OOO.

     6.3 Contractor's Insurance. Manager shall require that all contractors brought onto the Property have insurance coverage, at the contractor's expense, in the following amounts:

          (a) Workers' Compensation - statutory amount;

          (b) Broad Form Commercial General Liability (naming Owner and Manager as additional insureds) $1,OOO,OOO per occurrence Combined Single Limit; $2,000,000 aggregate (i.e., such insurance shall be broad form and shall include contractual liability, personal injury protection and completed operations coverage);

          (c) Auto Liability (if deemed appropriate by Manager) - $1,OOO,OOO minimum; and

          (d) Property Insurance coverage for tools and equipment brought onto and/or used on the Property by any contractor at an amount equal to the replacement cost of all such tools and equipment.

     Manager shall obtain and keep on file a Certificate of Insurance which shows that the contractor is so insured.

ARTICLE 7. Financial Reporting and Recordkeeping.

     7.1 Books and Records. Manager shall maintain, at its principal office, separate books in connection with its management and operation of the Property (the "Books and Records"). The Books and Records shall be kept in accordance with generally accepted accounting principles on an accrual and cash basis. The maintenance of the Property's Books and Records shall be at Manager's sole expense except for those direct on site bookkeeping personnel costs. Owner shall have the right and privilege of examining the Books and Records at Manager's principal office at any and all reasonable times.

     7.2 Account Classification. Manager shall use the chart of accounts for the Property provided by Owner, as set forth in Exhibit G, which chart may be amended by Owner from time to time by written notice to Manager.

     7.3 Financial Reports.

          (a) Monthly Financial Reports. Manager shall furnish summary and detail reports, in form acceptable to Owner and Lender, and in compliance with the Loan Documents, if any, of all transactions occurring from the first day of the prescribed monthly accounting period to the last day of the prescribed monthly accounting period. These reports are to be delivered to Owner or Owner's agent (reasonably promptly after the end of the above described accounting period but no later than the 10th of the next month and should indicate all collections, delinquencies, uncollectible items, and other matters during the prescribed monthly accounting period. Also by this date, Manager will submit an accrual basis journal entry summarizing monthly activity via electronic medium to Owner's designee, either utilizing MRI for Windows accounting system (using the distributive processing module), Microsoft Excel (1997), or such other program as shall thereafter be designated by written notice to Manager by Owner. Information will be based upon the attached chart of accounts as set forth in Exhibit G, which is subject to modification pursuant to Section 7.2 hereof.

     These reports shall contain an executive summary highlighting operational issues, an income statement which shall include both current month and year-to-date amounts for the following: actual revenues and expenses, budget revenues and expenses (variances between the actual expenses and the Approved Property Budget), and in the second and subsequent years, prior year actual revenue and expense amounts, plus a detailed explanation of the variances, trial balance, general ledger, a schedule of capital expenditures, Tenant sales reports, an aged Tenant receivable list with comments, a current rent roll, including specialty leasing tenants, a bank reconciliation, a computation of Manager's management fee, collectively the "Monthly Financial Reports," and any other information reasonably required by Owner or to comply with the Loan Documents, if any. Except as otherwise provided herein, Manager shall not be responsible for the preparation of any form, reports, income or other tax returns required to be filed or prepared on behalf of Owner in connection with the Property by any local, state, federal or other governmental authority other than local personal property filings. Manager shall timely file Form 1099's, as required, for payments made by Manager on behalf of the Owner.

     Upon Owner's reasonable request, Manager shall also furnish such further accounting information normally prepared and used in the operation of similar properties. Manager shall furnish and provide to Owner and Lender all of the financial reports required under the Loan Documents, if any (the terms of which have been incorporated in this Section 7.3).

     Notwithstanding any provision herein providing to the contrary, subject to written modification from time to time hereafter by Owner, Owner specifically requires that:

               (i) Manager's monthly reports be on the accrual basis of accounting and shall include an accrual for percentage rent (in accordance with EITF 98-9) and tenant bill backs,

               (ii) Manager shall request that a third party accounting firm provide an annual report relating to the receipt and payment of Merchant Association dues and expenses,

               (iii) Manager shall account for and amortize leasing commissions, fixed asset additions and tenant installations in accordance with generally accepted accounting principles, and

               (iv) Manager shall provide a calculation of straight line rent in accordance with SFAS 13;

               (v) Manager shall maintain an Argus Financial Model of the Property and update it monthly. The Argus Model shall be provided by Owner.

           (b) Annual Budgets. Not later than ninety (90) days prior to the end of each calendar year, except in the first year of this Agreement if entered into later than ninety (90) days prior to the end of the calendar year, Manager shall prepare and submit to Owner, (i) a proposed operating budget indicating the estimated receipts, expenditures, escrow deposits and reserves for the next succeeding fiscal year on a monthly basis, and the expected sources of funds, together with the estimated net cash flow from the Property for the next succeeding fiscal year (the "Operating Budget"), and (ii) a capital budget, together with supporting data and assumptions used, in respect of Owner's Property setting forth a statement of proposed capital expenditures to be made by Manager in the succeeding fiscal year, including cost and timing estimates therefor (the "Capital Budget"). The Operating Budget and Capital Budget shall be subject to the approval of Owner and Lender (such budgets, as so approved, together with any modifications thereto approved by Owner and Lender, shall be collectively referred to herein as the "Approved Property Budget"). Manager shall use reasonable efforts to implement the Approved Property Budget and shall be authorized, without the need for further approval by Owner, to make the expenditures and incur the obligations provided for in the Approved Property Budget. Until such time as an Owner and Lender approve the Operating Budget and the Capital Budget, Manager shall continue to follow the most recent Approved Property Budget and shall be authorized to make expenditures in accordance therewith. If this Agreement is entered into at a date later than ninety (90) days prior to the end of the calendar year, then the Operating Budget shall be prepared on a timetable mutually agreed to by Owner, Lender and Manager.

     7.4 Supporting Documentation. As additional support to the Monthly Financial Reports, Manager shall keep and make available to Owner (at the place where Books and Records are kept) the following:

           (a)  All bank statements and bank deposit slips;

           (b)  Detailed cash receipts and disbursement records;

           (c)  Invoices for capital expenditures and non-recurring items;

           (d)  Summaries of adjusting journal entries; and

           (e) Supporting documentation for payroll, payroll taxes and employee benefits.

     7.5 Accounting Principles. All financial statements and reports required by Owner will be prepared on the accrual and cash basis method of accounting.

ARTICLE 8. Owner's Right to Audit. Owner reserves the right for Owner's employees, and others appointed by Owner, to conduct examinations, during regular business hours and following reasonable notice to Manager, of the Books and Records maintained for Owner. Owner also reserves the right to perform any and all additional audit tests relating to Manager's activities either at the Property or at any office of the Manager during regular business hours and following reasonable notice to Manager; provided such audit tests are related to those activities performed by Manager for Owner. Manager will provide reasonable professional assistance to Owner's auditors or to any independent auditors when requested to do so by Owner in writing.

     Should Owner's employees or agents discover errors in the record keeping, Manager shall correct such discrepancies either upon discovery or within a reasonable period of time. Manager shall inform Owner in writing of the action taken to correct such audit discrepancies. Any and all such audits conducted by Owner or its agents will be at the sole expense of Owner unless such audit discloses discrepancies in excess of ten percent (10%) of the amount which should have correctly been indicated in the records for any one item or in excess of five (5%) percent of the amount which should have correctly been indicated in the records for an aggregate of items in any one audit, in which case the full reasonable cost of such audit should be the responsibility of Manager.

ARTICLE 9. Bank Accounts.

     9.1 Operating Account. Owner shall approve the bank accounts used for the operation of the Property and Manager shall cause to have deposited all rents and other funds collected from the operation of the Property, including any and all advance rents, into the Clearing Account, and such funds, in turn, shall be wired to the Deposit Account. An Operating Account shall be established by the Owner, which funds shall be advanced from the Deposit Account. Such Operating Account subject to conformance with Loan Documents, if any, shall be in the name of:

                       Landau & Heyman of, __________ Inc.
                          Managing Agent for Park Plaza Mall
                         Operating Account #__________

         Marketing/promotion accounts shall be established for the receipt and disbursement of marketing funds, and shall be named as follows:

                            Landau & Heyman of, _______ Inc.

                       Managing Agent for Park Plaza Mall
                       Promotion Fund Account #_________

     Each of these accounts is located at American National Bank and Trust Company 120 S. LaSalle Street, Chicago, Illinois, 60690.

     9.2   Security Deposit Account. Not Used.

     9.3 Change of Banks. Owner, may direct Manager from time to time to change a depository bank or the depository arrangements.

ARTICLE 10. Compensation.

     10.1 Compensation. Each prescribed monthly accounting period Manager shall receive remuneration for its services in managing the Property in accordance with the terms of this Agreement.

           (a) Amount and Payment. As compensation for the performance of its obligations under this Agreement, Owner shall pay Manager:

                (i) A monthly fee in an amount equal to three percent (3%) of the Gross Rentals, including Specialty Leasing Income, as herein defined, (provided the on-site Specialty Leasing Coordinator's (as herein defined) compensation is paid by Owner) from the operation of the Property for the month with respect to which such fee shall be payable (the "Management Fee");

                (ii) Lease Commissions as defined in Exhibit B shall be paid only pursuant to a written certification provided by Owner to Manager that all the prerequisites to the payment of a Lease Commission as set forth in this agreement are satisfied;

                (iii) As set forth in this Agreement, if the on-site Specialty Leasing Coordinator's compensation is not paid by Owner, then Manager shall be paid by Owner, a Specialty Leasing License Agreement fee as defined in Section 10.1(c). Management Fee and Specialty Leasing Fee shall be payable monthly; and

                (iv) A fee for the service of tenant alteration/improvement plans ("Tenant Coordination Work"), which shall be at the rate of $75 per hour not to exceed $1,500 per lease unless otherwise approved by Owner.

           (b) Gross Rentals. For purposes of this Section 10.1, the "Gross Rentals" from the operation of the Property for any month shall include all sums which Owner actually receives under Leases for such month (including Specialty Leasing Income, as hereinafter defined) including without limitation, as fixed minimum rent (as the same may be increased under any Lease by any consumer price index or other escalation), percentage rent, percentage rent in lieu of fixed minimum rent, late rental payment penalties under Leases, payments resulting from tax, common area maintenance, insurance, any other expense escalation or pass-through clause in leases, amounts recovered on claims made against Tenants for defaults under Leases, Termination Fees (as defined below), and miscellaneous income; but specifically excluding: security deposits, the proceeds of property sales, proceeds of insurance claims, cancellation fees, payments for physical installations, tenant improvements or "finish work", interest income and proceeds derived from an extraordinary or non-recurring event (including the proceeds of asset sales, including, without limitation, the sale of out parcels, or any real property, or litigation). Any fees payable by Tenants upon exercise of a "kick-out" option (as those items are provided for in the Lease) and that are payable to Owner in addition to all rentals otherwise due and payable pursuant to the Lease shall be deemed "Termination Fees", provided the fees do not represent unamortized tenant or landlord work or allowances, brokerage fees or other installation costs.

           If this agreement is terminated pursuant to Article 2, other than on account of Manager's default, then Gross Rentals from the operation of the Property shall include the charges described in the preceding paragraph which have been incurred and are past due and percentage rents which are due for the period prior to the date of termination of this Agreement, as and only to the extent such charges are subsequently collected by Owner within ninety (90) days of being due. In the event there is an adjustment under a Lease of any item of rent which was theretofore included (or, if applicable, excluded) from Gross Rentals from the operation of the Property, provided this Agreement was not terminated on account of Manager's default, Owner and Manager shall make an appropriate recalculation of the fee payable pursuant to Section 10.1(a) and, if there shall have been an overpayment, Manager shall promptly return the amount thereof to Owner, and if there shall have been an underpayment, the amount thereof shall be paid in accordance with Section 10.1 (a)(i). The obligations of Owner and Manager to make adjustments and payments described in the immediately preceding sentence shall survive any expiration or termination of this Agreement.

           (c) Specialty Leasing. Leases for tenants leasing space at the Property under any type of license agreement for a short term (i.e., less than twelve (12) months) or on a seasonal or special purpose basis (e.g., stores operating during the holiday season specializing in Christmas ornaments) are "Specialty License Agreements". "Specialty Leasing Income" shall be that income received from tenants operating under a Specialty License Agreement. If at Owner's option the Specialty Leasing Coordinator's (that person who performs specialty leasing functions) compensation is paid by Manager, then Owner shall compensate Manager at a rate of ten percent (10%) of the revenue collected or owed pursuant to Section 10.1 (b) from retail merchandising unit, kiosk, push cart or in-line Specialty Leasing Tenants, (the "Specialty Leasing Fee"), and shall not compensate Manager at the 3% rate in Section 10.1(a)(i). Specialty Leasing Income shall be reported net of compensation to Manager and net of common area and utility charges.

     10.2 Compensation for Optional Services. In the event Manager is engaged to perform the services set forth on Exhibit F, the compensation for said services shall be negotiated on a case-by-case basis, notwithstanding the fees if any referenced in Exhibit F.

     10.3  Intentionally Omitted.

     10.4 Reimbursements. Owner shall pay Manager monthly upon presentation of invoice for the following costs and expenses incurred by Manager in connection with the performance of Manager's obligations hereunder, unless pursuant to the Approved Property Budget. Notwithstanding anything to the contrary in this
Section 10.4, all invoices for costs and expenses which are not approved or denied by Owner within five (5) business days shall be deemed approved by Owner and Manager shall immediately be paid for those invoices.

           (a) All compensation (including payroll expenses, fringe benefits, and profit sharing and 401(k) contribution, if any) paid to all employees of Manager located at the Property, including employees of any company affiliated with Manager, either on site or offsite, but only to the extent included in the Approved Property Budget or otherwise pre-approved in writing by Owner;

           (b) Owner's share of advertising and promotional expenses (including, a pro-rata share of the ICSC Spring Convention, not to exceed $2,500.00 to the extent included in the Approved Property Budget and directly attributable to the Property) and merchants' association and/or promotion fund dues to the extent included in the Approved Property Budget;

           (c) Costs incurred in maintaining and operating the Property, including, without limitation, costs incurred in maintaining Manager's on-site management and leasing office but only to the extent included in the Approved Property Budget;

           (d) All travel and business expenses of employees located at the Property but only to the extent included in the Approved Property Budget and excluding costs to travel to work from home and vice versa.

           (e) All relocation expense of employees who relocate to the Property but only if approved by Owner;

           (f) All reasonable attorneys' fees and disbursements in connection with Manager's obligations hereunder but only to the extent included in the Approved Property Budget;

           (g) All reasonable fees and payments made to third parties, including, but not limited to consultant and brokerage fees but only to the extent included in the Approved Property Budget; and

           (h) All other costs and expenses not otherwise provided for herein which are approved by Owner in writing.

     10.5 Costs and Expenses not to be Reimbursed. Notwithstanding anything to the contrary contained in this Agreement, the following costs and expense of Manager shall be borne solely by Manager and shall not be reimbursed by Owner:

           (a) Salaries and wages, payroll taxes and other benefits of Manager's employees, other than on-site employees and to the extent provided herein; and

           (b) Overhead and general administrative expenses of any kind, other than to the extent provided herein; and

           (c) The cost of maintaining the books, accounts and records for the Property and the cost of preparing the budgets and reports required under this Agreement other than to the extent provided herein; and

           (d) Entertainment and travel expenses of Manager, except as provided herein to the contrary, unless otherwise approved pursuant to the Approved Property Budget; and

           (e) Expenses of Manager incurred by reason of, arising out of or in connection with any negligent act or omission or any willful misconduct of Manager or its representatives or employees, or any act taken by Manager or its representatives or employees outside the scope of the authority granted hereunder or in breach of Manager's obligations hereunder, or with respect to which Manager is obligated to indemnity Owner.

     10.6 Payment of Compensation. Except as provided to the contrary herein, Manager may withdraw funds from the Operating Account for its Compensation and reimbursement of any and all Property expenses, and other amounts owed hereunder when such compensation, reimbursement and other amounts are due for payment, to the extent the same is not in conflict with the terms of the Loan Documents, if any.

ARTICLE 11 Cooperation. Should any claim, demand, suit or any other legal proceedings be made or instituted by any person against Owner, which arise out of any of the matters relating to this Agreement or out of any matters relating to Manager's other obligations to Owner or to third parties, Manager shall give Owner, upon Owner's request at no additional cost to Owner, all pertinent information and reasonable information in the defense or other disposition thereof.

     Manager shall notify Owner immediately given the circumstances of any fire, material accident or other casualty, condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the Property; and violations relative to the leasing, use, repair and maintenance of the Property under governmental laws, rules, regulations or ordinances.

     Owner shall similarly cooperate with Manager should any claim, demand, suit or other legal proceedings be made or instituted by any person against Manager which arise out of any of the matters relating to this Agreement.

ARTICLE 12. Insufficient Gross Income.

     12.1 Priorities. If at any time the cash flow from the Property shall not be sufficient to pay the expenses, invoices, bills, charges etc., that may be incurred with respect to such Property, or if such cash flow is insufficient to pay the combined sum of all these items, then, subject to the requirements of the Loan Documents, if any, payment of such items shall be paid in the following order of priority:

           (a) First, all mortgage payments, ground lease payments, property tax payments insurance premiums, and utility bills.

           (b) Second, expenses, invoices, bills and charges, if any, incurred by Manager for Manager's services provided to Owner including, without limitation, all payroll related reimbursements and Manager's compensation.

           (c)  Third, expenses, invoices, bills and charges of third parties.

     12.2 Statement of Unpaid Items. Manager shall submit to Owner, if necessary, a statement of all remaining unpaid bills in order to determine the appropriate action to be taken.

     12.3  Segregation of Accounts. Intentionally omitted.


ARTICLE 13. Sale of a Property - Cooperation with Sales Broker. Manager agrees to cooperate with and assist Owner in any attempt(s) by Owner to sell or otherwise transfer any or all of its interest in the Property, or to obtain financing in connection with its ownership of the Property, without such cooperation giving rise to any claim by Manager for a commission or any other additional compensation. Such cooperation shall include, responses to reasonable requests by Owner, such as answering prospective purchasers' and lenders' questions about the Tenants, the Leases or any other matter involving the Property; preparing a list of all personal property used at the Property or in its operation; and notifying Tenants of any such transfer or financing.

     Manager shall cooperate with Owner in the preparation, distribution and receipt of tenant estoppels and subordination and non-disturbance agreements.

ARTICLE 14. Timely Performance by Manager and Owner: Approvals by Owner. Owner and Manager shall each perform all of their respective obligations under this Agreement in a proper, prompt and timely manner. Each shall furnish the other with such information and assistance as the other may from time to time reasonably request in order to perform its responsibilities hereunder. Owner and Manager each shall take all such actions as the other may from time to time reasonably request and otherwise cooperate with the other so as to avoid or minimize any delay or impairment of either party's performance of its obligations under this Agreement.

     Owner and Manager shall make every effort to timely respond to any request for approval of any and all necessary issues in order to effectively manage the Property.

ARTICLE 15. Notices. All notices, demands, consents and reports provided for in this Agreement shall be in writing, unless otherwise noted in this Agreement, and shall be given to the Owner or Manager at the address set forth below or at such address as they individually may specify thereafter in writing:

Owner:          First Union Real Estate Investments, Inc.
                551 Fifth Avenue, Suite 1416
                New York, New York 10176
                Attn:  Ms. Anne Zahner

w/copies to:    Goldberg, Weprin & Ustin, LLP
                1501 Broadway
                New York, New York 10036
                Attn:  Andrew W. Albstein, Esq.

Manager:        Landau & Heyman
                120 S. Riverside Plaza, Suite 1605
                Chicago, Illinois 60606
                Attn:  Mr. Gerry V. Curciarello

w/copy to:      Sonnenschein, Nath & Rosenthal
                8000 Sears Tower
                Chicago, Illinois 60606
                Attn:  Mr. Wayne Hannah

     Such notice or other communication may be mailed by United States registered or certified mail, return receipt requested, postage prepaid and may be deposited in a United States Post Office or a depository for the receipt of mail regularly maintained by the post office. Such notices, demands, consents and reports may also be delivered by hand, by recognized overnight courier service or by any other method or means permitted by law. For purposes of this Agreement, notices will be deemed to have been given upon receipt whether given by personal delivery, overnight service or the United States mail as provided above.

ARTICLE 16. General Provisions.

     16.1 Assignment. This Agreement and any and all rights hereunder, shall be assignable in whole or in part by Owner; however, Manager shall have no right to assign this Agreement or any rights hereunder unless assignee is the result of a sale or merger and the new company is controlled or majority owned by Patrick O'Leary and Gerry Curciarello.

     16.2 Production of Documents. Manager shall, upon Owner's written request and with reasonable notice, from time to time, submit copies of any lease, contract, bill, license, agreement or any other document relating to the Property or to this Agreement to the Owner when requested, but shall always submit copies of fully executed leases to Owner, unless otherwise directed.

     16.3 Consents and Approvals. Owner's consents or approvals may be given only by representatives of Owner from time to time designated in writing by Owner's representatives located at the address provided in and pursuant to
Article 15.

     16.4 Pronouns. The pronouns used in this Agreement referring to the Manager or Owner shall be understood and construed to apply whether the Manager be an individual, copartnership, corporation or an individual or individuals doing business under a firm name or trade name. Any references in this Agreement to any one gender, masculine, feminine or neuter, includes the other two, and the singular includes the plural, and vice versa, unless the context otherwise requires.

     16.5 Amendments. Except as otherwise herein provided, any and all amendments, additions or deletions to this Agreement shall be null and void unless approved by the parties in writing.

     16.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     16.7 Complete Agreement. This Agreement and this Exhibits, attached hereto and made a part hereof, constitute the entire Agreement between the parties with respect to the activities noted herein and supersedes and takes the place of any and all previous agreements entered into between the parties hereto relating to the Property covered by this Agreement.

     16.8 Severability. Each provision of this Agreement is severable. If any term or provision shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from and not affect the validity of this Agreement.

     16.9  Intentionally Omitted.

     16.10 Waivers.

           (a) No consent or waiver, express or implied, by either party of any breach or default by the other party in the performance of its obligations hereunder shall be valid unless in writing. No such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default of the same or any other obligations of such party hereunder.

           (b) Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

           (c) The granting of any consent or approval in any one instance by or on behalf of Owner or Manager shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

     16.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State.

     16.12 Successors.

           (a) Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

           (b) References to "Owner," "Lender" and " Manager" hereunder shall be deemed to be references to the parties hereto and their respective successors and assigns.

     16.13 No Joint Venture. Nothing contained in this Agreement shall be construed as making Owner and Manager partners or a joint venture or as making either party liable for the debts or obligations of the other party, except as expressly provided herein or in any other agreement executed by and between Owner and Manager.

     16.14 Survival. The provisions of Article 5 of this Agreement shall survive the expiration or termination of the term of this Agreement.

     16.15 Intentionally Omitted.

     16.16 Miscellaneous. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Owner and Manager have executed this Agreement as of the day and year first above written.

First Union Real Estate Investments, Inc.     Landau & Heyman of Arkansas, Inc.,
an Ohio Business Trust                        an Arkansas corporation


By: /s/ Anne Zahner                           By: /s/ Patrick O'Leary
    -------------------------------------         ------------------------------
Name:  Anne Zahner                            Name:  Patrick O'Leary
Title: Executive Vice President               Title: President

                                    EXHIBIT A



                              PROPERTY DESCRIPTION

EXHIBIT "A"

Tract 1: (Reserve Tract "A"-Fee simple)

A part of the NE 1/4 NE 1/4, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said NE 1/4 NE 1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE 1/4 NE 1/4 and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degree 21 minutes 37 seconds East for 42.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet to the point of beginning; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West lines of the NE 1/4 NE 1/4; thence South 00 degrees 29 minutes West and along the East right of way line of McKinley Street and parallel with the West line of the NE 1/4 NE 1/4 for 210.60 feet to the North right of way line of West Markham Street and a point 30.0 feet North of the South line of the NE 1/4 NE 1/4; thence South 88 degrees 38 minutes 23 seconds East and along the North right of way line of West Markham Street and parallel with the South line of the NE 1/4 NE 1/4 for 150.11 feet; thence North 00 degrees 29 minutes East for 42.0 feet to the point of beginning, containing 0.7256 acres, more or less. Now platted as part of Tract A, Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat Book C, Page 519, records of Pulaski County, Arkansas. LESS AND EXCEPT Part of Tract A, Park Plaza Addition in the City of Little Rock, Pulaski County, Arkansas, as recorded in Plat Book C at Page 519 being more particularly described as follows:

BEGINNING at the Southwest corner of the said Tract A, Park Plaza Addition; thence North 00 degrees 29 minutes 00 seconds East along the existing East right of way line of McKinley Street 210.6 feet; thence South 88 degrees 40 minutes 09 seconds East along the North line of said Tract A, 18.14 feet; thence along the proposed East right of way line of McKinley Street the following three courses and distances: 1) South 05 degrees 10 minutes 05 seconds East 67.00 feet 2) South 00 degrees 10 minutes 54 seconds West 124.18 feet; and 3) South 44 degrees 29 minutes 5l seconds East 28.43 feet to the North right-of-way line of West Markham Street; thence along said North right-of-way line North 88 degrees 43 minutes 26 seconds West 45.49 feet to the point of beginning.

Tract 2: (Reserve Tract "B"-Fee simple)

part of the NE 1/4 NE 1/4, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said NE 1/4 NE 1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE 1/4 NE 1/4 and the centerline of West Markham Street (of 60.0 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham

Street for 264.08 feet to the point of beginning; thence North 01 degrees 21 minutes 37 seconds East for 42.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence South 00 degrees 29 minutes West for 42.00 feet to the North right of way line of West Markham Street; thence South 88 degrees 38 minutes 23 seconds East and along the North right of way line of West Markham Street and parallel with South line of the NE 1/4 NE 1/4 for 250.00 feet, more or less to the point of beginning,. containing 0.2413 acres, more or less now platted as part of Tract D of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat recorded C-519, records of Pulaski County, Arkansas.

Tract 3: (Reserve Tract "C"-Fee simple)

Being Lots 1, 2, 3 and 4, Henry Meirose Addition to the City of Little Rock, Pulaski County, Arkansas, more particularly described as follows: from the Southeast corner of the said NE 1/4 NE 1/4 run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE 1/4 NE 1/4 and the centerline of West Markham Street (of 60.0 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for
264.08 feet; thence North 01 degrees 21 minutes 37 seconds East for 42.0 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West line of the NE 1/4 NE 1/4; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE 1/4 NE 1/4 for 556.51 feet to the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest corner of an alley (of 20 foot width) running in an East-West direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE 1/4 NE 1/4 for 20.0 feet to the Southwest corner of Lot 1, Henry Meirose Addition to the City of Little Rock (recorded in Plat Book 1, Page 62) and the point of beginning; thence continue North 00 degrees 29 minutes East and along the West line of said Lot 1 and parallel with the West line of the NE 1/4 NE 1/4 for 140.0 feet to the Northwest corner of said Lot 1 and a point on the South right of way line of "C" street (of varying width)); thence South 88 degrees 50 minutes 28 seconds East and along the North line of Lots 1, 2, 3 and 4, Henry Meirose Addition to the City of Little Rock and the South right of way line of "C" Street 196.0 feet to the common North corner of Lots 4 and 5, Henry Meirose Addition; thence South 00 degrees 29 minutes West and along the common line of Lots 4 and 5, Henry Meirose Addition to the City of Little Rock, for 140.0 feet to the common South corner of said Lots 4 and 5 and a point on the North line of the previously mentioned East-West alley; thence North 88 degrees 50 minutes 28 seconds West and along the south line of Lots 4, 3, 2 and 1, Henry Meirose Addition to the City of Little Rock and the North line of previously mentioned East-West alley for 196.0 feet to the point of beginning, containing 0.6299 acres, more or less, now platted as Tract C of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat Record C-519, records of Pulaski County, Arkansas.

Tract 4: (Developer Tract-Fee Simple)

A part of the NE 1/4 NE 1/4, Section 1, Township 1 North, Range 13 West, which included "B" Street and Arthur Street, closed by City of Little Rock Ordinance No. 11,439 and No. 11,061, and parts of Lots 14, 15 and 16, Henry Meirose Addition to the City of Little Rock, all being in Pulaski County, Arkansas, more particularly described as fo1lows: From the Southeast corner xxx the said NE 1/4 NE 1/4 run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE 1/ NE 1/4 and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street and the point of beginning; said point being the Southeast corner of the Dillard Department Stores, Inc. tract; thence North 01 degrees 21 minutes 37 seconds East for 194.81 feet; thence North 88 degrees 38 minutes 23 seconds West for
160.36 feet to a point which is in line with the East wall of a two story brick building occupied by Dillard Department Stores, Inc.; thence North 01 degrees 24 minutes 36 seconds East and along the East wall and East wall projected North for 594.02 feet to the North line of an East-West alley and a point on the South line of Lot 11, Henry Meirose Addition to the City of Little Rock; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 11, 12 and 13, Henry Meirose Addition to the City of Little Rock and the North line of the East-West alley for 114.11 feet to the Southeast corner of said Lot 13; thence North 00 degrees 29 minutes East and along the East line of said Lot 13 and the West right of way line of Arthur Street for 26.12 feet to a point; thence South 89 degrees 03 minutes 32 seconds East for 637.63 feet to the West right of way line of University Avenue (of 80 foot width) and 40.0 feet West of the East line of the NE l/4 NE l/4; thence South and along the West right of way line of University Avenue and parallel with the East line of the NE 1/4 NE 1/4 for 55.00 feet; thence North 89 degrees 03 minutes 32 seconds West for 200.00 feet; thence South 01 degrees 21 minutes 37 seconds West for 200.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 59.44 feet; thence South 01 degrees 26 minutes 04 seconds West for 368.75 feet; thence North 88 degrees 38 minutes 23 seconds West for 69.86 feet; thence South 01 degrees 21 minutes 37 seconds West for 150.00 feet; thence South 88 degrees 38 minutes 23 seconds East for 143.81 feet; thence North 01 degrees 21 minutes 37 seconds East for 129.01 feet; thence South 88 degrees 38 minutes 23 seconds East for 200.00 feet to the West right of way line of University Avenue and a point 40.0 feet West of the East line of the NE 1/4 NE 1/4; thence South and along the West right of way line of University Avenue and parallel with the East line of the NE 1/4 NE 1/4 for 122.36 feet to the P.C. of a curve to the right whose radius is 29.36 feet and whose delta angle is 91 degrees 03 minutes 53 seconds; thence along the Arc of said curve for 46.66 feet (Chord being and distance of South 45 degrees 39 minutes 59 seconds West 41.91 feet) to the P.T. of said curve and a point on the North right of way line of West Markham Street (at this point the distance from the centerline of West Markham Street and from the South line of the NE 1/4 NE 1/4 is 51.0 feet; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street and parallel with the South line of the NE 1/4 NE 1/4 for 160.00 feet to the P.C. of a curve to the left whose radius is 101.00 feet and delta angle of 37 degrees 25 minutes 51 seconds; thence along the arc of said curve and North right of way line of West Markham Street for 65.98 feet (chord bearing and distance of South 72 degrees 26 minutes 51 seconds West 64.82 feet) the P.T. of said curve and a point 30.0 feet North of the South line of the NE 1/4 NE 1/4; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street and parallel with the South line of the NE 1/4 NE 1/4 for 359.15 feet to the point of beginning, less and except part of the previously mentioned East-West alley and part of Arthur Street more particularly described as follows: Beginning at the Southeast corner of Lot 13, Henry Meirose Addition to the City of Little Rock; thence North 00 degrees 29 minutes East and along the East line of said Lot 13 and the West right of way line of Arthur Street for
26.12 feet; thence South 89 degrees 03 minutes 32 seconds East for 15.33 feet(deed) 17.67 feet(measured); thence South 00 degrees 36 minutes 17 seconds West for 46.18 feet; thence North 88 degrees 50 minutes 28 seconds West for
128.55 feet; thence North 01 degrees 24 minutes 34 seconds East for 20.0 feet to the North line of the East-West alley; thence South 88 degrees 50 minutes 28 seconds East for 114.11 feet to the point of beginning, containing 9.5841 acres including the alley and Street and 9.5154 acres excluding the alley and Street, now platted as Tract E of Park Plaza Addition, Little Rock, Pulaski County, Arkansas, as recorded in Plat record C-519, records of Pulaski County, Arkansas.

Tract 5 (Easement):

TOGETHER WITH rights of ingress and egress as set forth in that certain Construction, Operation, and Reciprocal Easement Agreement recorded as Instrument No. 86-82744 and amended by First Amendment to Construction, Operation and Reciprocal Easement Agreement recorded as Instrument No. 88-39542 over and across the following described lands:

A part of the NE 1/4 NE 1/4, Section 1, Township 1 North, Range 13 West, which includes a portion of "B" Street closed by City of Little Rock, Ordinance No. 11,439 and Lots 7 through 13 and Lots 14 through 26, inclusive, Henry Meirose Addition to the City of Little Rock, all being in Pulaski County, Arkansas, more particularly described as follows: From the Southeast corner of the said NE 1/4 NE 1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE 1/4 NE 1/4 and the centerline of West Markham Street (of 60 foot width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street and the point of beginning; thence North 88 degrees 38 minutes 23 seconds West and along the North right of way line of West Markham Street for 264.08 feet; thence North 01 degrees 21 minutes 37 seconds East for 42.0 feet; thence North 88 degrees 38 minutes 23 seconds West for 250.64 feet; thence North 00 degrees 29 minutes East for 168.54 feet; thence North 88 degrees 37 minutes 06 seconds West for 150.11 feet to the East right of way line of McKinley Street (of 30.0 foot width) and a point 15.0 feet East of the West line of the NE 1/4 NE 1/4; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE 1/4 NE 1/4 for 556.51 feet xxxx the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest corner of an alley (of 20 foot width) running in an East-West direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE 1/4 NE 1/4 for 20.0 feet to the Southwest corner of Lot 1, Henry Meirose Addition and the Northwest corner of the East-West alley; thence South 88 degrees 5O minutes 28 seconds East and along the South line of Lots 1, 2, 3, 4, 5 and 6, Henry Meirose

Addition to the City of Little Rock and the North line of the East-West alley for 294.00 feet to the common South corner of Lots 6 and 7, Henry Meirose Addition to the City of Little Rock; thence North 00 degrees 29 minutes East and along the common line of said Lots 6 and 7 for 140.00 feet to the common North corner of said Lots 6 and 7 and a point on the South right of way line of "C" Street (varying width right of way); thence South 88 degrees 50 minutes 28 seconds East and along the North line of Lots 7, 8, 9, 10, 11, 12 and 13, Henry Meirose Addition to the City of Little Rock and the South right of way line of "C" Street for 336.50 feet to the Northeast corner of said Lot 13 and the West right of way line of Arthur Street; thence South 00 degrees 29 minutes West and along the West right of way line of Arthur Street 140.00 feet to the Southeast corner of Lot 13, Henry Meirose Addition to the City of Little Rock, and a point on the East-West alley previously mentioned; thence North 88 degrees 50 minutes 28 seconds West and along the South line of Lots 13, 12 and 11, Henry Meirose Addition to the City of Little Rock and along the North line of said East-West alley for 114.11 feet to a point which is in line with the East wall of a two story brick building occupied by Dillard Department Stores, Inc.; thence South 01 degrees 24 minutes 36 seconds West and along the East wall and East wall line projected both North and South for 594.02 feet to a point; thence South 88 degrees 38 minutes 23 seconds East for 160.36 feet to a point; thence South 01 degrees 21 minutes 37 seconds West for 194.81 feet to the point of beginning; less and except the East-West alley (of 20 foot width) running through Henry Meirose Addition to the City of Little Rock, more particularly described as follows: Beginning at the Northwest corner of Lot 26, Henry Meirose Addition to the City of Little Rock (as recorded in Plat Book 1, Page 62) and the Southwest corner of an alley (of 20 foot width) running in an East-West direction; thence North 00 degrees 29 minutes East and along the East right of way line of McKinley Street and parallel with the West line of the NE 1/4 NE 1/4 for 20.0 feet to the Northwest corner of the alley and the Southwest corner of Lot 1, Henry Meirose Addition; thence South 88 degrees 50 minutes 28 seconds East and along the North line of said East-West alley and the South line of Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11, Henry Meirose Addition to the City of Little Rock,
516.39 feet; thence South 01 degrees 24 minutes 36 seconds West for 20.00 feet to a point on the North line of Lot 16, Henry Meirose Addition to the City of Little Rock and a point on the South line of said East-West alley; thence North 88 degrees 50 minutes 28 seconds West and along the North line of Lots 16 through 28, inclusive, Henry Meirose Addition to the City of Little Rock and the South line of said East-West alley for 516.07 feet to the point of beginning. LESS AND EXCEPT Part of Tract D, Park Plaza Addition in the City of Little Rock, Pulaski County, Arkansas, as recorded in Plat Book C at Page 519, being more particularly described as follows:

Beginning at the Northwest corner of the Tract A, Park Plaza Addition; thence North 00 degrees 29 minutes 00 seconds East along the existing East right-of-way line of McKinley Street 183.00 feet; thence 05 degrees 10 minutes 05 seconds East along the proposed East right-of-way line of McKinley Street .,4.17 feet; thence North 88 degrees 40 minutes 09 seconds West 18.14 feet to the point of beginning, containing 10.0577 acres, including East-West alley and 9.8207 acres, excluding the alley, now platted as Tract B and Part of Tract D of Park Plaza Addition, Little Rock Pulaski County, Arkansas, as recorded in Plat Book C-519, records of Pulaski County, Arkansas.

Tract 6 (Easement):

TOGETHER WITH rights of ingress and egress as set forth in that certain Construction, Operation, and Reciprocal Easement Agreement recorded as Instrument No. 86-82744 and amended by First Amendment to Construction, Operation and Reciprocal Easement Agreement recorded as Instrument No. 88-39542 over and across the following described lands:

A part of the NE 1/4 NE 1/4, Section 1, Township 1 North, Range 13 West, Pulaski County, Arkansas more particularly described as follows: From the Southeast corner of the said NE 1/4 NE 1/4; run thence North 88 degrees 38 minutes 23 seconds West and along the South line of the said NE 1/4 NE 1/4 and the centerline of West Markham Street (of 60 feet width) for 651.67 feet; thence North 01 degrees 21 minutes 37 seconds East for 30.0 feet to the North right of way line of West Markham Street; thence North 01 degrees 21 minutes 37 seconds East for 194.81 feet; thence North 88 degrees 38 minutes 23 seconds West for
160.36 feet to a point which is in line with the East wall of a two story brick building occupied by Dillard Department Stores, Inc.; thence North 01 degrees 24 minutes 36 seconds East and along the East wall projected North for 594.02 feet to the North line of an East-West alley and a point on the South line of Lot 11, Henry Meirose Addition to the City of Little Rock; thence South 88 degrees 50 minutes 28 seconds East and along the South line of Lots 11, 12 and 13, Henry Meirose Addition to the City of Little Rock, Pulaski County, Arkansas, and the North line of the East-West alley for 114.11 feet to the Southeast corner of said Lot 13; thence North 00 degrees 29 minutes East and along the East line of said Lot 13 and the West right of way line of Arthur Street for 26.12 feet to a point; thence South 89 degrees 03 minutes 32 seconds East for 637.63 feet to the West right of way line of University Avenue (of 80 foot width) and 40.0 feet West of the East line of the NE 1/4 NE 1/4; thence South and along the West right of way line of University Avenue and parallel with the East line of the NE 1/4 NE 1/4 for 55.00 to the point of beginning; thence North 89 degrees 03 minutes 32 seconds West for 200.00 feet; thence South 01 degrees 21 minutes 37 seconds West for 200.00 feet; thence North 88 degrees 38 minutes 23 seconds West for 59.44 feet; thence South 01 degrees 26 minutes 04 seconds West for 368.75 feet; thence North 88 degrees 38 minutes 23 seconds West for 69.86 feet; thence South 01 degrees 21 minutes 37 seconds West for 150.00 feet; thence South 88 degrees 38 minutes 23 seconds East for 143.81 feet; thence North 01 degrees 21 minutes 37 seconds East for 129.01 feet; thence South 88 degrees 38 minutes 23 seconds East for 200.00 feet to the West right of way line of University Avenue; thence North and along the West right of way line of University Avenue and parallel with the East line of the NE 1/4 NE 1/4 for 591.37 feet to the point of beginning, containing 3.7999 acres, more or less, now platted as Tract F of Park Plaza Addition, Little Rock Pulaski County, Arkansas, as recorded in Plat Record C-519, records of Pulaski County, Arkansas.

                                    EXHIBIT B

                              Scheduled Commissions

1. Lease Commissions Generally. If a Lease, Expansion Space Lease, Expansion Option, Relocation Lease, Renewal Lease or Renewal Option, as defined in this Exhibit B, is executed and unconditionally exchanged and delivered between Owner and Tenant during the term of this Agreement, and the other conditions set forth in this Exhibit B for earning of the Lease Commission are satisfied, Owner shall pay to Manager a commission computed in accordance with this Exhibit B (the "Lease Commission").

2. Definitions: Leases: Expansion Space Leases: Expansion Options: Relocation
Leases: Renewal Leases: and Renewal Options.

     (a) "Leases" are documents (other than Specialty License Agreements) that are executed and unconditionally exchanged and delivered between Owner and Tenant during the term of this Agreement for the leasing of space at the Property and where Tenant has paid any required security deposit. (For purposes of defining terms and computing a Lease Commission, the term Lease may also make reference to a Tenant's Lease existing as of the date of this Agreement and throughout the term of this Agreement.)

     (b) "Expansion Space Leases" are Leases or separate agreements that provide for Tenant to annex additional space onto its leased premises as may be defined in the Lease.

     (c) "Expansion Options" are provisions of a Lease whereby a Tenant may elect to annex additional space onto its leased premises as defined in the Lease.

     (d) "Relocation Leases" are Leases or separate agreements that provide for Tenant to move from one space to another.

     (e) "Renewal Leases" are Leases or separate agreements that provide for Tenant to extend the length of its lease term. Such Renewal Lease may be in the form of a newly written Lease or amendment to an existing Lease.

     (f) "Renewal Option" is a provision of a Lease whereby Tenant elects to extend the length of its Lease.

     (g) "Initial Term" is that portion of the total lease term not subject to an early termination option.

     (h) "Remainder Initial Term" is that portion of the total lease term following the expiration of the right to exercise an early termination option.

3. Lease Commission Computation. The following rates shall be in effect for all spaces from one to thirty-nine thousand nine hundred ninety-nine (l-39,999) square feet in size.

     (a) Owner shall pay to Manager for Leases, Expansion Space Leases, Expansion Options, and Relocation Leases a Lease Commission equivalent to one hundred percent (100%) of the Lease Commission Rate outlined in Section 3(c) of this Exhibit B.

     (b) Owner shall pay to Manager for Renewal Leases and Renewal Options a Lease Commission equivalent to fifty percent (50%) of the Lease Commission Rate outlined in Section 3(c) of this Exhibit B.

Notwithstanding anything to the contrary, a Lease Commission shall be paid on a Renewal Option or Expansion Option so long as such option exercised requires the active participation of Manager in the negotiation of said Option. Such active negotiation shall include by way of illustration any and all activity pertaining to discussions of lease terms, rental rates, terms and tenant improvements. Lease Commissions shall not be paid to Manager for any option that is exercised by Tenant and requires no active negotiation by Manager. In no event will any Lease Commission be paid if this Agreement has been terminated, except for those transactions listed on the Protected Tenant List as defined in Section 6(ii) of this Exhibit B.

     (c) Lease Commission Rate.

Net  Leases of 1-10 years         Four (4%) of Effective Minimum Rent (as
                                  hereinafter defined) payable for the Initial
                                  Term and the Remainder Initial Term of the Lease.

     Notwithstanding the foregoing, in no event shall the Lease Commission payable hereunder exceed:



  1.        For push carts and kiosks                                         No cap

  2.        For "food-type tenants which would normally be                    $15.00 per square foot
            considered food court tenants,
            and for leases up to 1,000 square feet

  3.        Leases from 1,000 square feet up to 2,499 square feet             $13.00 per square foot

  4.        Leases from 2,500 square feet up to 3,499 square feet             $10.25 per square foot

  5.        Leases from to 3,500 square feet up to 4,999 square               $8.50 per square foot

  6.        Leases from 5,000 square feet up to 7,499 square feet             $7.00 per square foot

  7.        Leases from 7,500 square feet and over                            $5.50 per square foot

                                                                            -34-

     With respect to Renewal Leases, the Lease Commissions payable shall be as follows:

   1.       For push carts and kiosks                                         No cap

   2.       For "food-type tenants which would normally be                    $7.50 per square foot
            considered food court tenants, and for leases
            up to 1,000 square feet

   3.       Leases from 1,000 square feet up to 2,499 square feet             $6.50 per square foot

   4.       Leases from 2,500 square feet up to 3,499 square feet             $5.13 per square foot

   5.       Leases from 3,500 square feet up to 4,999 square feet             $4.25 per square foot

   6.       Leases from 5,000 square feet up to 7,499 square feet             $3.50 per square foot

   7.       Leases from 7,500 square feet and over                            $2.75 per square foot

     In no event shall a Lease Commission be payable for Effective Minimum Rent payable after the tenth (10th) year of the term of the Lease (including any renewals of such term).

     The term "Net Lease" shall mean a Lease under which the Tenant is (a) required to pay its proportionate share of real estate taxes, common area maintenance costs, merchants' association dues and Property insurance costs, and
(b) is directly responsible for the cost of all repairs made to the leased premises. Any Lease which is not a Net Lease shall be deemed a "Gross Lease."

     In computing any Lease Commission payable hereunder, "Effective Minimum Rent" shall include the base rent scheduled in any fully executed Lease, and shall not include: (a) payments resulting from tax and expense escalation or pass-through clauses, or consumer price index or other fixed increases paid in lieu thereof; (b) payments with respect to utilities or utility services; and
(c) percentage rent payments.

     If a Tenant is relocated during the term of its Lease to other premises in the Property, there shall be deducted from the first amounts due in respect of any Lease Commission payable with respect to such new premises, the amount of any commission that was paid to Manager with respect to the premises previously demised to Tenant and attributable to the period of the term of the Lease covering such premises previously demised from and after the date of such relocation.

4. Time of Payment. The Lease Commission shall be payable:

     (a) Fifty percent (50%) upon execution of the Lease, Expansion Space Lease, Relocation Lease or Renewal Lease by both Owner and Tenant or upon Tenant's election to exercise an Expansion Option or Renewal Option pursuant to the terms of the Lease; and

     (b) Fifty percent (50%).

         (i) At the time Tenant first opens for business to the public pursuant to a Lease or Relocation Lease; or

         (ii) Upon the date Tenant opens for business in substantially all of the annexed space pursuant to an Expansion Space Lease or Expansion Option; or

         (iii) Upon the effective date of the Relocation Lease, Renewal Lease or Renewal Option.

     Notwithstanding the foregoing, if the Tenant never takes possession of the space pursuant to a Lease, Relocation Lease, Expansion Space Lease or Expansion Option, as the case may be, the second 50% payment for the Lease Commission shall not be paid and the first 50% payment paid on execution of such Lease shall be credited for the benefit of Owner when the space is released.

     Unless otherwise provided in this Agreement, the Lease Commission with respect to a Lease, Expansion Space Lease, Expansion Option, Relocation Lease, Renewal Lease or Renewal Option shall be payable in full within ten (10) days after Owner's receipt of an invoice from Manager. Notwithstanding anything to the contrary in this Paragraph 4, the Lease Commission payable shall be for the Remainder Initial Term shall not become due until the expiration of the Tenant's right to exercise an early termination option.

5. Unconsummated Leases. Notwithstanding the extent to which negotiations may progress, if a Lease, Expansion Space Lease, Expansion Option, Relocation Lease, Renewal Lease or Renewal Option fails to be consummated, fully executed and unconditionally exchanged for any reason whatsoever, including without limitation Owner's arbitrary or intentional refusal to enter into the Lease, Expansion Space Lease, Expansion Option, Relocation Lease, Renewal Lease or Renewal Option or to agree to any term or condition thereof, Manager shall not be entitled to any Lease Commission whatsoever in connection with the Lease, Expansion Space Lease, Expansion Option, Relocation Lease, Renewal Lease or Renewal Option.

6. Lease Commissions upon Termination of this Agreement. In case of termination of this Agreement, Manager shall be entitled to compensation as provided in this Agreement only as to Leases, Expansion Space Leases, Expansion Options, Relocation Leases, Renewal Leases or Renewal Options which are:

         (i) Executed by Owner within two (2) months after termination with respect to Leases or Relocation Leases and within thirty (30) days after termination with respect to Expansion Space Leases, Renewal Leases, Expansion Options or Renewal Options; and

         (ii) Executed with any of the prospective tenants specifically included in a written list (the "Protected Tenant List") to be provided by Manager to Owner within fifteen (15) days after such termination. Only prospective tenants with which Manager has had substantial involvement prior to termination of this Agreement such as, but not limited to, the showing a of particular space or the sending of a written proposal, may be included on the Protected Tenant List.

     Except for Lease Commissions due and payable prior to the date of termination of this Agreement, no Lease Commissions shall be payable by Owner to Manager after termination of this Agreement where termination results from the negligent or willful misconduct by Manager. In case of termination due to a Default by Manager pursuant to Section 2.3(a) or (b), Lease Commissions shall be payable to Manager only where Manager has delivered to legal counsel a completed lease requisition form prior to termination of this Agreement and a Lease, Expansion Space Lease, Relocation Lease or Renewal Lease is executed within the time frame specified above in this Section 6.

Broker Compensation.

     (a) If Manager engages a Cooperating Third Party Broker as defined in
Section 4.4, then Manager shall agree to divide Manager's Lease Commission with said Cooperating Third Party Broker in whatever manner Manager and Cooperating Third Party Broker agree upon.

     (b) If a Tenant Representative Broker must; be engaged, then said engagement and compensation arrangement must be approved by Owner. In the event a Tenant Representative Broker is engaged, then Manager shall receive a Lease Commission equivalent to not less than one hundred fifty percent (150%) of the Lease Commission described in this Exhibit B. Such fee shall be divided with Tenant Representative Broker, and Manager shall not earn a fee greater than it would have earned without a Tenant Representative Broker. The Tenant Representative Broker shall only be entitled to payment if Manager is entitled to payment hereunder.

8. Department Store Anchors and Reciprocal Easement and Operating Agreements.

     (a) For Department Store type anchors of 40,000 square feet or more, a fee of $1.50 per square foot is payable to Manager capped at $100,000.

     (b) Should an expansion of the Property, in which a new department store is added, require the relocation of an existing department store(s) within the Property, a fee of $0.50 per square foot not to exceed Fifty Thousand Dollars ($50,000) is payable to Manager for each such relocation.

     (c) If (i) the addition of an additional department store to the Property requires the approval of existing department stores, or negotiation of a reciprocal easement and operating agreement ("REA") or amendment thereto, or
(ii) negotiation of an REA is requested by the Owner in connection with the addition of an anchor, any other Property expansion, or by reason of the expiration of an existing REA provided all necessary department store approvals are secured, or said REA or amendment thereto is executed by all parties thereto (other than Owner), as applicable, then a fee of Ten Thousand Dollars ($10,000) is payable to Manager for each such approval secured as well as for each such execution by a party to the REA (except Owner) or amendment thereto.

9. Ground Lease Commission. The "Ground Lease Commission" shall be payable to Manager at the rate of five percent (5%) of the total annual fixed minimum rental to be paid for the first ten (10) years of the Ground Lease term.

10. Land Sale Commission. For sales of peripheral land, a "Land Sale Commission" shall be payable to Manager at the rate of five percent (5%) of the gross sales price, payable at closing if there is no cooperating broker. If there is a cooperating broker, Owner will pay to Manager a commission equal to ten percent (10%) of the gross sales price to be allocated between Manager and cooperating broker as they may mutually agree.

                                    EXHIBIT C

                               LEASING GUIDELINES
                               ------------------

          All Leases shall provide that they are subordinate to the Deed of Trust and that the lessee agrees to attorn to Lender. Each Lease shall require continued operation of the lessee's business on the Premises, and reasonably restrict competing business by such lessee near the Premises. None of the Leases shall contain (i) any option to purchase; (ii) any right of first refusal to lease or purchase; (iii) any right to terminate the lease term (except for "kick-out" provisions in the ordinary course of business and consistent with industry practice or in the event of the destruction of all or substantially all of the Property); (iv) any non-disturbance or recognition agreement; or (v) any term that would materially adversely affect Lender's rights under the Loan Documents, if any, without, in each case, the prior consent of Lender.

         Owner may enter into a proposed new Lease or a proposed renewal, extension, modification or amendment of an existing Lease, without the consent of the Lender, if it (i) is not for more than 5,000 rentable square feet; (ii) has an initial term of not less than two (2) years (except for specialty license agreements of less than 1,500 rentable square feet and shorter than twelve (12) months in duration, which Owner may enter into without the consent of the Lender and not more than ten (10) years; (iii) provides for rental rates at least comparable to existing local market rates and is an arm's-length transaction;
(iv) does not contain any options for renewal or expansion by the lessee at rental rates either below comparable market levels or less than the rental rates paid by the lessee during the initial lease term; (v) is to an experienced, creditworthy and reputable lessee in Owner's reasonable business judgment; and
(vi) complies with the requirements of Paragraph 2(b) of the Deed of Trust. Owner may enter into a proposed Lease, renewal, extension, modification or amendment that does not satisfy all the conditions in the foregoing clauses (i) through (vi) only with the prior consent of the Lender, which may not be unreasonably withheld or delayed. Lender's failure to approve, or disapprove final execution copies of any proposed new Lease, renewal, extension, modification or amendment within fifteen (15) business days after Lender's receipt thereof shall be deemed to constitute Lender's approval thereof; provided Owner shall have promptly furnished to Lender any pertinent information reasonably requested by Lender in connection with its consideration.

         Manager (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Owner shall send or receive thereunder; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the rents (except as contemplated by the Loan Documents, if any).

         Owner (i) shall not modify any Lease in a manner inconsistent with the Loan Documents, if any; (ii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases;
(iii) shall not consent to any assignment of or subletting under any Lease not in accordance with its terms without the prior consent of Lender, which may not be unreasonably withheld or delayed; and (iv) shall not cancel or terminate any Lease in excess of 5,000 square feet or accept a surrender thereof other than in connection with a default by the applicable lessee without the prior written consent of Lender, which may not be unreasonably withheld or delayed.

                                    EXHIBIT D

                                   LEASE FORM

                               FIELD(MALL[C]) MALL

                                 LEASE AGREEMENT

                                FIELD(TENANT[C])
                                     D/B/A

                                  FIELD(D/B/A)
                             SPACE NO. FIELD(SPACE#)

                                     INDEX

ARTICLE

1          Leased Premises, Term and Use
2          Exhibits and Original Construction
3          Date on Which Rent Begins
4          Rental
5          Definition of Net Sales
6          Records and Audits
7          Taxes
8          Subordination and Attornment
9          Additional Construction
10         Condition of Premises
11         Repairs and Maintenance
12         Alterations
13         Fixtures and Personal Property
14         Liens
15         Laws and Ordinances
16         Services
17         Joint Use Areas
18         Damage to Premises
19         Insurance
20         Indemnification
21         Assignment, Subletting & Ownership
22         Access to Premises
23         Defaults by Tenant and Remedies
24         Surrender of Premises
25         Tenant's Conduct of Business
26         Rules and Regulations
27         Eminent Domain
28         Attorney's Fees
29         Sale of Premises by Landlord
30         Notices
31         Amendments
32         Successors and Assigns
33         Representations
34         Waiver
35         Holding Over
36         Interpretation
37         Marketing Service
38         Covenant of Title
39         Waiver of Redemption
40         Tenant's Property
41         Lease Status
42         Recording
43         Force Majeure
44         Broker's Commission
45         Limitations on Landlord's Liability
46         Security Agreement
47         Severability
48         Venue; Applicable Law
49         Construction of Lease
50         Captions
51         Objections to Statements
52         No Option
53         Corporate Tenant
54         Financial Statements
55         Environmental Compliance
56         Tenant's Right To Audit
57         Entire Agreement
58         Condition of Leased Premises and Tenant Remodeling

                                    EXHIBITS

                EXHIBIT A         Plan of Leased Premises

                EXHIBIT B         Site Plan

                EXHIBIT C         Schedule for Tenant Improvements

                EXHIBIT D         Tenant Sign Criteria

     THIS LEASE made and entered into this _________ day of ________________, 199__, (hereinafter referred to as the "date hereof") by and between FIELD(LL[IC]), whose legal address for purposes of this Lease is 55 Public Square, #1910, Cleveland, Ohio 44113 (hereinafter called "Landlord") and FIELD(TENANT[IC]), d/b/a FIELD(D/B/A), (hereinafter called "Tenant").

                                   WITNESSETH:

                  LANDLORD and TENANT hereby agree as follows:

     Landlord, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties, does hereby demise and lease to Tenant (for the term hereinafter stipulated) the premises (hereinafter called the "Leased Premises") being that portion of a building shown hatched and dimensioned on the plan attached hereto and made a part hereof as "EXHIBIT A", to be located in the FIELD(MALL[IC]) Mall (hereinafter called the "Shopping Center") in the City of FIELD(CITY), FIELD(COUNTY/PARISH), State of FIELD(STATE), as shown of the site plan attached hereto and made a part hereof as "EXHIBIT B."


                                    ARTICLE 1
                          LEASED PREMISES, TERM AND USE

(a) LEASED PREMISES: An area consisting of approximately FIELD(SQ.FT.) square feet (floor area) with FIELD(IRREG.SIZE?) a front width of approximately FIELD(WIDTH), and a depth of approximately FIELD(DEPTH) (SPACE NO. FIELD (SPACE#)) measured to the center line of all walls, common to other tenant premises, to the exterior faces of all other walls, and to be the building line or common enclosed mall plane where there is no wall. If the Leased Premises is to be newly constructed and is not a previously completed room, the Landlord may confirm the measurements thereof upon completion, and upon notice to Tenant, the floor area stated in such notice shall be deemed to be the floor area of the Leased Premises for all purposes of this Lease unless, within ten (10) days after receipt of notice, Tenant notifies Landlord that Tenant believes Landlord's measurement to be inaccurate, in which event the Landlord shall cause its architect or engineer to make such measurement and certify the same to the parties. The floor area so certified (which may not exceed the floor area set forth above by more than ten percent (10%)) shall be accepted by the parties and the Minimum Annual Rental and other charges based on floor area shall be proportionately adjusted.

(b) TERM: The term of this Lease shall commence upon the date hereof and shall end upon the January 1st next following the FIELD(TERM#YR) anniversary of the date upon which rental is determined to commence under the provisions of ARTICLE 3 hereof, unless such date upon which rental shall be determined to commence shall be January 1st, in which event the term hereof shall end upon the FIELD(TERM#YR) anniversary of such date of commencement.

(c) USE: The Leased Premises shall be used and occupied only for the purpose of:

     FIELD(USE)

     and for no other purpose whatsoever.

(d)  TENANT TRADE NAME:

     FIELD(D/B/A), or such other name as may be first approved in writing by Landlord.

(e)  TENANT NOTICE ADDRESS(es):

          (i)  Legal Address for Notice:

               FIELD(ATTN:)
               FIELD(ADD-T)
               FIELD(CITY, ST, ZIP)

          (ii) Billing Address (if different from above):

               FIELD(BILLADD)


                                    ARTICLE 2
                       EXHIBITS AND ORIGINAL CONSTRUCTION

(a) The exhibits listed below and attached to this Lease are incorporated herein by this reference:

                   EXHIBIT "A" Location of the Leased Premises within the
                               enclosed mall,

                   EXHIBIT "B" Site Plan of Shopping Center,

                   EXHIBIT "C" Schedule for Tenant Improvements, Description of
                               Landlord Work and Tenant Work,

                   EXHIBIT "D" Tenant Sign Criteria,

(b) The construction of the Shopping Center has as of the date of execution of this Lease been completed. Notwithstanding Exhibits A, B, C or D or anything else in this Lease, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Shopping Center or any part thereof, the number, location and dimensions of buildings and stores, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenant spaces and kiosks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of joint use areas, and to design and decorate any portion of the Shopping Center as it desires, but the general character of the Shopping Center and the size and the approximate location of the Leased Premises relation to the major department stores and the main entrances to the enclosed mall portion of the Shopping Center shall not be substantially changed.

(c) Landlord's ability to perform Landlord's construction obligations hereunder, if any, is dependent upon prompt receipt of Tenant's plans.

In the event Tenant shall not have commenced Tenant's Work, or any remodelling work required hereunder, during the time period specified herein, Landlord shall have the right and option to cancel and terminate this Lease by so notifying Tenant in writing, in which event Tenant agrees to pay to Landlord, as liquidated damages, the cost of any work done by Landlord for Tenant's account (on the basis of the actual cost plus twenty percent (20%) for overhead and supervision), including, but not limited to, sprinkler and electrical work, plumbing, concrete floor slabs, and cooled air equipment and facilities, if any. In the event Tenant shall not have completed Tenant's Work, or any remodelling work required hereunder, or shall not have opened its store for business as provided herein, then Tenant's rental shall nevertheless commence on the date on which Tenant should have opened for business in accordance with the schedule contained herein at the rate of one-fifteenth (1/15th) of the monthly amount of Tenant's Minimum Annual Rental payments per day until Tenant shall open for business.

(d) Subject to the provisions of this lease, Landlord agrees, at Landlord's expense, to perform Landlord's Work in the construction of the Leased Premises substantially in accordance with the outline specifications entitled "Schedule for Tenant Improvements, Description of Landlord Work and Tenant Work" attached hereto and made a part hereof as "EXHIBIT C." All work on the Leased Premises other than that to be so performed by Landlord is to be done by Tenant, at Tenant's expense (hereinafter called "Tenant's Work"). Tenant's Work shall include, but not be limited to, those items listed in Exhibits C and D.

Tenant agrees to commence, proceed diligently with, and complete, its Tenant Work, or any remodelling work required hereunder, in strict accordance with the provisions of this Lease pertaining thereto including those set forth in Exhibit C (including the installation of all store and trade fixtures, equipment, stock and inventory).

NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, OTHER THAN
ARTICLE 43 HEREOF, TENANT IS REQUIRED TO OPEN THE LEASED PREMISES FOR BUSINESS TO THE PUBLIC ON OR BEFORE FIELD(T-OPEN).

(e) In the event Landlord is to perform any Landlord Work under this Lease, Landlord agrees, at Landlord's expense, to obtain and maintain public liability insurance and Workmen's Compensation insurance adequate to fully protect Tenant as well as Landlord from and against any and all liability for death of or injury to person or damage to property caused in or about, or by reason of, construction of Landlord's Work. Tenant agrees, at Tenant's expense, to obtain and maintain public liability insurance and Workmen's Compensation Insurance adequate to fully protect Landlord as well as Tenant from and against any and all liability for death of or injury to person or damage to property caused in or about, or by reason of, the construction of Tenant's Work or any remodelling work done by Tenant.

(f) In the event Landlord's Work and Tenant's Work shall progress simultaneously, Landlord shall not be liable for any injury to person or damage to property of Tenant, or of Tenant's employees, licensees or invitees, from any cause whatsoever occurring upon or about the Leased Premises, and Tenant shall and will indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage.

(g) Tenant hereby agrees that Landlord shall not be in default under this Lease for any delay in delivery of possession of the Leased Premises to Tenant, except Tenant shall have no obligation to pay rental hereunder prior to the date that Landlord makes the Leased Premises available to Tenant. Tenant agrees to accept possession of the Leased Premises when made available by Landlord and releases Landlord from any claim whatsoever for damages for any such delay.

(h) During any period of construction or remodeling of the Leased Premises, Tenant agrees to conduct its labor relations and its relations with its employees and contractors in such a manner as to avoid all strikes, picketing and boycotts of, on, or about the Leased Premises and the Shopping Center. Tenant further agrees that if, during the period of construction or remodelling of the Leased Premises, any of its employees strike, or if picket lines or boycott or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant or its employees, or any of them, on or about the Leased Premises or the Shopping Center, Tenant shall, at Landlord's sole option, immediately close the Leased Premises and remove all employees therefrom until the dispute giving rise to such strike, picket line, boycott or objectionable activity has been settled to Landlord's satisfaction.

                                    ARTICLE 3
                            DATE ON WHICH RENT BEGINS

(a) The Minimum Annual Rental, and additional rentals and charges, shall begin to accrue on the earlier of the following dates:

     (i) the date which is set forth in ARTICLE 2 (d) as the date on which Tenant is required to open for business;

                                       OR

      (ii) the date on which Tenant shall open the Leased Premises for business to the public.

                                    ARTICLE 4
                                     RENTAL

Tenant agrees to pay as rental for the use and occupancy of the Leased Premises, at the times and in the manner hereinafter provided, the following sums of money.

(a) MINIMUM ANNUAL RENTAL: Tenant, in consideration of said demise, does hereby covenant and agree with Landlord to pay to Landlord without deduction or set-off of any kind, the sum of FIELD(MAR) per annum from the rental commencement date set forth in ARTICLE 3, through the first FIELD(#MO-1ST) months thereafter; FIELD(MAR2) per annum from the FIELD(COMMENC2) month after the rental commencement date through the FIELD(#MO-2ND) month thereafter, and FIELD(MAR3) per annum from the FIELD(COMMENC3) month after the rental commencement date through the expiration of this Lease term as minimum annual rental (the "Minimum Annual Rental") for said Leased Premises.

The Minimum Annual Rental shall be payable in twelve (12) equal monthly installments, in advance, without notice or invoice from Landlord, upon the first day of each and every month during the term hereof, commencing upon the date on which rental is determined to commence under the provisions of ARTICLE 3 hereof and ending upon the termination date of this Lease. In the event such rental shall be determined under the provisions of ARTICLE 3 hereof to commence on a day other than the first day of a month, then the Minimum Annual Rental for the period from such commencement date until the first day of the month next following shall be prorated accordingly. All past due rentals, additional rentals, and/or other sums due to Landlord under the terms of this Lease shall bear interest at the maximum legal rate, from the the date thereof until paid by Tenant. All rentals in this Lease provided (those hereinafter stipulated as well as Minimum Annual Rental) shall be paid or mailed to:

                             FIELD(PAY-ADDCO)
                             P.O. Box FIELD(POBOX)
                             Chicago, IL 60694

or to such other payee or address as Landlord may designate, in writing, to Tenant.

Notwithstanding anything to the contrary contained in this Lease, in order to cover the extra expense involved in handling delinquent payments, Tenant, at Landlord's sole option, shall pay a "late charge" of $200.00 when any installment of rent (minimum, percentage or other, as may be considered additional rental under this Lease) is received at the address listed above more than five (5) days after the due date thereof. It is hereby understood that this amount is charged as additional rent, and not as penalty or interest, for the purpose of defraying Landlord's expenses incident to the processing of such overdue payment.

(b) If the Shopping Center shall at any time during the term of this Lease contain in excess of FIELD(#STORES) department stores, the Minimum Annual Rental herein provided for shall automatically be increased ten percent (10%) upon the date that each additional department store opens for business.

(c) PERCENTAGE RENTAL: In addition to the Minimum Annual Rental, Tenant agrees to pay the Landlord, in the manner and upon the conditions and at the times hereinafter set forth, during and for each calendar year of the term hereof and as "percentage rental" hereunder an amount equal to FIELD(%RATE) of all "net sales" (as defined in ARTICLE 5 hereof) in excess of the following amounts made by Tenant in the Leased Premises during any calendar year of the term hereof:
From the rental commencement date set forth in ARTICLE 3 through the first FIELD(#MO-1ST) months thereafter:
FIELD(BREAKPOINT);

From the FIELD(COMMENC2) month after the rental commencement date through the FIELD(#MO-2ND) month thereafter: FIELD(BREAK2);

From the FIELD(COMMENC3) month after the rental commencement date through the expiration of this lease term: FIELD(BREAK3).

 These amounts shall be prorated for the proportionate part, if any, of (i) the first calendar year of the term hereof commencing on the date upon which rental shall commence under ARTICLE 3 hereof and ending on the next following December 31; (ii) any year during which rental payments are terminated as a result of a casualty or condemnation or otherwise as expressly provided for in this Lease; and (iii) any year in which these amounts change on a date other than the first day of such year. The percentage rental shall be first paid for the month in which the aggregate net sales for such calendar year shall first have exceeded the breakpoint for such calendar year and thereafter shall be paid monthly on all additional net sales made during the remainder of such calendar year (or partial year, as the case may be), such payments to be made not later than the fifteenth (15th) day of the next following month.

(d) Landlord shall have the one-time right to elect to have a portion of the average percentage rental paid by Tenant during prior years included within the Minimum Annual Rental due hereunder. Landlord shall exercise this right by written notice delivered to Tenant. In the event of such exercise, the rental described in ARTICLE 4 shall be amended to equal eighty-five percent (85%) of the average Minimum Annual and percentage rental paid by Tenant over the preceding three (3) calendar years or since the Commencement Date, whichever period is shorter. Landlord's notice of exercise shall be accompanied by a letter agreement: (i) amending ARTICLE 4 in accordance with this ARTICLE 4(d),
(ii) increasing the breakpoint described in ARTICLE 4(c) in such a manner that the adjusted breakpoint bears the same proportion to the new Minimum Annual Rental that the previous breakpoint bears to the previous Minimum Annual Rental, and (iii) deleting ARTICLE 4(d) and 4(e) from the Lease. Such notice shall also be accompanied by a summary sheet showing in detail the calculations of the new Minimum Annual Rental and breakpoint. Upon receipt of Landlord's notice, Tenant shall promptly execute and return the letter agreement, which shall be effective on the first day of the month following the month in which Landlord exercises its right hereunder.

(e) If Tenant shall fail to generate and to pay percentage rental in an amount equal to at least twenty-five percent (25%) of the minimum Annual Rental payable pursuant to this ARTICLE 4 in at least one (1) of either the fourth (4th) or fifth (5th) calendar year of the term of this Lease, then Landlord may elect to terminate this Lease by notice to Tenant given within six (6) months after the end of the fifth (5th) calendar year and this Lease shall terminate and be null and void ninety (90) days after delivery of such notice. Tenant may render such notice of termination inoperative if Tenant shall, within thirty (30) days after receipt of such notice, agree in writing to increase the Minimum Annual Rental payable for the sixth (6th) calendar year and each calendar year thereafter by an amount equal to twenty-five percent (25%) of the Minimum Annual Rental payable for the sixth (6th) calendar year and each calendar year thereafter.

                                    ARTICLE 5
                             DEFINITION OF NET SALES

The term "net sales" as used in this Lease shall mean and include (as of the date of the transaction) the sale price of all goods and merchandise sold or leased (including gift and merchandise certificates) and charges for all services and all other receipts from the business performed by Tenant or any person, firm or corporation selling or leasing goods, merchandise or services in, upon or from any part of the Leased Premises, whether such amounts shall be for cash, charge accounts or credit cards, paid or unpaid, collected or uncollected. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, irrespective of whether or when Tenant receives payment therefor. The term "net sales" shall also mean and include gross sales from vending machines, (except telephone and postage stamp); mail or telephone orders received or filled at the Leased Premises; all deposits not refunded to purchasers; orders taken, although such orders may be filed elsewhere; insurance proceeds realized for loss of sales, profits, or business; but deducting or excluding, as the case may be, the following: (a) refunds and allowances to customers made upon transactions included within net sales, but not exceeding the selling price of the merchandise returned by the purchaser and accepted by Tenant; (b) the amount of all sales, use, excise, retailer's occupation or similar taxes imposed in a specific amount, or percentage upon, or determined by the amount of retail sales made at the Leased Premises to the extent that such taxes were added to or absorbed within the sale price of the merchandise sold and paid directly to the taxing authority by Tenant; (c) interest, service, finance or sales carrying charges paid by customers for extension of credit on sales and where not included in the merchandise sales price; (d) returns to shippers and manufacturers; (e) the amount of sales, not in the ordinary course of Tenant's business, of fixtures, machinery or equipment which Tenant has the right to remove from the Leased Premises after use thereof in the conduct of the Tenant's business in the Leased Premises; and (f) the value of any exchange or transfer of merchandise between stores of Tenant where such exchange or transfer is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at, or from the Leased Premises. No deduction shall be allowed for uncollected or uncollectible credit amounts, and no deduction shall be allowed for trade-ins.

                                    ARTICLE 6
                                RECORDS AND AUDIT

Tenant agrees to record all sales in accordance with generally accepted accounting principles, which records, together with all sales and income tax reports, shall be preserved by Tenant for three (3) years, either (a) at the Leased Premises or (b) at the home or regional offices of Tenant in the continental United States and made available to Landlord at the Leased Premises or such offices upon demand. Tenant agrees to deliver to Landlord a statement of each month's sales on or before the twelfth (12th) day of the following month and, by January 30th of each year of the term of this Lease, a statement, certified by a certified public accountant or a financial officer, owner or partner of Tenant satisfactory to Landlord of the net sales made during the preceding calendar year. Landlord shall be entitled, at Landlord's expense, to audit the net sales made during the period covered by such statements either by Landlord or an auditor designated by Landlord, and to recalculate the rentals payable for such period. If it shall be determined as a result of such audit or such certified statement that there has been a deficiency in the payment of percentage or additional rentals, then such deficiency shall become immediately due and payable with interest at the maximum legal rate, from the date when said payments should have been made. In addition, if net sales have been understated by more than two percent (2%) and Landlord is entitled to an increase in percentage or additional rental as a result of such understatement, then Tenant shall pay all costs of such audit, including a $500 administrative charge. In the event Tenant shall be delinquent in furnishing to Landlord any monthly sales statement or statements required hereunder, then Landlord shall have the right, without notice, to conduct such audit as provided by this ARTICLE 6 and any and all charges occasioned by reason thereof shall be the sole obligation of Tenant, which obligation shall be deemed an item of additional rental. If net sales are determined to have been understated by more than five percent (5%), Landlord may elect to terminate this Lease by notice to Tenant given within six (6) months after receipt of such statement and this Lease shall terminate and be null and void sixty (60) days after delivery of such notice.

                                    ARTICLE 7
                                     TAXES

In addition to the Minimum Annual Rental provided for in ARTICLE 4(a) hereof, Tenant agrees to pay to Landlord additional rental as follows:

(a) Tenant shall pay its proportionate share of all real property taxes and assessments which may be levied or assessed against the Shopping Center by any lawful authority for each calendar year commencing on the date on which rental shall be determined to commence under ARTICLE 3 hereof, excluding taxes or assessments levied or assessed against land and/or buildings owned or leased by department stores which may be located in the Shopping Center. Tenant's proportionate share shall be equal to the product obtained by multiplying such taxes and assessments, and Landlord's expenses in obtaining or attempting to obtain any refund or reduction thereof, by a fraction, the numerator of which shall be the number of square feet of floor area in the Leased Premises and the denominator of which shall be the total number of square feet of leased floor area in the Shopping Center, excluding the floor area contained in the department store buildings and the spaces of tenants occupying 10,000 square feet or more. Should the state in which the Shopping Center is located or any political subdivision thereof or any government authority having jurisdiction thereover, impose a tax and/or assessment (other than a net income or franchise tax) upon or against the rental payable to Landlord in respect of the Shopping Center, either by way of substitution for the taxes and assessments levied or assessed against such land and such buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and such buildings for the purpose of this ARTICLE 7.

(b) Tenant's proportionate share of all real property taxes and assessments during the term hereof shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord, provided, that in the event Landlord is required under a mortgage covering the Shopping Center to escrow real estate taxes, Landlord may, but shall not be obligated to, use the amount required to be escrowed as a basis for its estimate of the monthly installments due from Tenant hereunder. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the taxes and assessments for such year. If the total amount paid by Tenant under this ARTICLE 7 for any calendar year during the term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the deficiency within ten (10) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such amount due from Tenant for such calendar year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this ARTICLE 7. For the calendar years in which this Lease commences or terminates, the provisions of this ARTICLE 7 shall apply and Tenant's liability for its proportionate share of any taxes and assessments for any such year shall be subject to a prorata adjustment based on the number of days of any such year during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments levied or assessed against the property to which such bill relates. Prior to or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Landlord's and Tenant's obligations under this ARTICLE 7 shall survive the expiration of the term of this Lease. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as taxes under the provisions of ARTICLE 13 hereof.

                                    ARTICLE 8
                          SUBORDINATION AND ATTORNMENT

(a) Upon written request of Landlord, or any mortgagee or beneficiary of Landlord, Tenant will, and in writing, subordinate its rights hereunder to the lien of any mortgage or deed of trust now or hereafter in force against the land and building of which the Leased Premises are a part, and upon any building hereafter placed upon the land of which the Leased Premises are a part and to all advances made or hereafter to be made upon the security thereof; provided, however, that the mortgagee or trustee named in said mortgage or trust deed shall agree that Tenant's peaceable possession of the Leased Premises will not be disturbed on account thereof, as long as no default exists under this Lease by Tenant.

(b) In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Leased Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale pursuant thereto and recognize such purchaser as the Landlord under this Lease, provided, however, that said Purchaser shall agree that Tenant's peaceable possession of the Leased Premises will not be disturbed on account thereof, as long as no default exists under this Lease by Tenant.

                                    ARTICLE 9
                             ADDITIONAL CONSTRUCTION

Landlord hereby reserves the right at any time to make alterations or additions to, and to build additional stories on, the building in which the Leased Premises are contained and to build adjoining the same. Landlord also reserves the right to add to and subtract land from the Shopping Center, and to construct other buildings or improvements, including elevated or double-deck parking facilities in the Shopping Center, from time to time and to make alterations or additions thereto, and to build additional stories on any such building or buildings, and to build adjoining same. Landlord also reserves the right, at Landlord's expense, to relocate Tenant to another location in the Shopping Center of similar size and comparable finish-out, in which case this Lease shall remain in full force and effect and unmodified except that the provisions of this Lease shall apply to Tenant's new space upon such relocation. Tenant shall, if requested by Landlord, execute an amendment to this Lease which sets forth the new space being leased hereunder and such other items as Landlord may reasonably require. In the event Tenant is unwilling to relocate to the new space proposed by Landlord, Landlord may, at its sole option, terminate this Lease by giving Tenant at least thirty (30) days advance written notice of its election to terminate.

                                   ARTICLE 10
                              CONDITION OF PREMISES

Tenant's taking possession of the Leased Premises shall be conclusive evidence of Tenant's acceptance thereof and that the Leased Premises are in good order and satisfactory condition. Tenant agrees that no representations respecting the condition of the Leased Premises and no promises to decorate, alter, repair or improve the Leased Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein or made a part hereof. Landlord also makes no warranties, express or implied, in respect of the Leased Premises and Tenant waives any and all warranties arising by operation of law or otherwise in that connection, including without limitation, any implied warranty of suitability.

                                   ARTICLE 11
                             REPAIRS AND MAINTENANCE

Landlord agrees, at its expense, to keep the foundations, sprinkler mains, structural systems and masonry walls of the Leased Premises in good condition and repair, but Landlord shall not be liable to Tenant for any damage caused by the same being or becoming out of repair until it has had reasonable opportunity to have the necessary repairs made after being notified in writing of the need for repair by Tenant. Without limiting the generality of the foregoing, Landlord shall not be liable to Tenant for any damage to merchandise, trade fixtures, floor coverings, drywall, ceilings, lighting or personal property of Tenant in the Leased Premises caused by water leakage from water lines, roof leaks, sanitary sewage, storm drain, sprinkler or cooled air equipment. Tenant shall continue to pay Minimum Annual Rental, percentage rental and all other charges or items of additional rent during any period of repair. Tenant agrees, at Tenant's expense, to keep all other parts of the Leased Premises in good order and repair, and in a clean, sanitary and safe condition, including the replacement of equipment, fixtures and all plate glass, and to paint the interior and store front when necessary in order to maintain at all times a clean and sightly appearance. If Tenant refuses or neglects to make repairs and/or maintain the Leased Premises or any part thereof in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event, such work shall be paid for by Tenant as additional rental promptly upon receipt of a bill therefor.

If any damage is caused by any act, omissions or negligence of Tenant or Tenant's permittees, Tenant shall upon demand pay, or cause its insurance carrier to pay, for any necessary repairs.

                                   ARTICLE 12
                                  ALTERATIONS

Tenant shall not make any structural alterations in any portion of the Leased Premises, nor any alterations in the storefront or the exterior of the Leased Premises, nor any interior alterations without, in each instance, first obtaining the written consent of Landlord. All alterations, additions, improvements, and Tenant's Work provided for herein, shall become, upon completion, the property of Landlord, subject to the terms of this Lease.

                                   ARTICLE 13
                         FIXTURES AND PERSONAL PROPERTY

Any trade fixtures, signs and other personal property of Tenant not permanently affixed to the Leased Premises shall remain the property of Tenant, subject to Landlord's lien for unpaid rent, and Landlord agrees that Tenant shall have the right, at any time, and from time to time, to remove any and all of its trade fixtures, signs and other personal property which it may have stored or installed in the Leased Premises, including, but not limiting the same to counters, shelving, showcases, mirrors and other moveable personal property. Nothing contained in this ARTICLE 13 shall be deemed or construed to permit Tenant to remove so much of such personal property, without the immediate replacement thereof with similar personal property of comparable or better quality, as to render the Leased Premises unsuitable for conducting the type of business specified in ARTICLE 1(c) hereof. Tenant, at its expense, shall immediately repair any damage occasioned to the Leased Premises by reason of the removal of any such trade fixtures, signs, and other personal property, and upon expiration or earlier termination of this Lease, shall leave the Leased Premises in a neat and clean condition, free of debris. All trade fixtures, signs, and other personal property installed in or attached to the Leased Premises by Tenant must be new when so installed or attached. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Leased Premises as well as upon its trade fixtures, leasehold improvements (including, but not limited to, those Tenant is required to make in accordance with the provisions of
ARTICLE 2 hereof), merchandise and other personal property in, or upon, the Leased Premises. If any such items of property are assessed with property of Landlord, then such assessment shall be equitably divided between Landlord and Tenant to the end that Tenant shall pay only its equitable portion of such assessment. Landlord shall determine the basis of so prorating any such assessment and such determination shall be binding upon both Landlord and Tenant. No taxes, assessments, fees or charges referred to in this paragraph shall be considered as taxes under the provisions of ARTICLE 7 hereof except any such taxes, assessments, fees or charges which are apportioned to the Landlord pursuant to the second preceding sentence.

                                   ARTICLE 14
                                     LIENS

Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or work claim of any contractor, mechanic, laborer or any material supplied or claimed to be supplied by any materialman which might be or become a lien, encumbrance or charge upon the Leased Premises or the Shopping Center of which the Leased Premises is a part or the income therefrom and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Leased Premises or in the Shopping Center of which the Leased Premises is a part might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Leased Premises shall be filed against the Leased Premises or the Shopping Center of which the Leased Premises is a part, Tenant shall, within ten (10) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit or bond in the amount required by a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged within the period provided, then Landlord, in addition to any other rights or remedies, may, but shall not be obligated to, discharge the same by either paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings; and in any such event, Landlord shall be entitled, if Landlord so elects, to defend any prosecution of an action for foreclosure of such lien by the lienor or to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount paid by Landlord and all costs and expenses, including attorney's fees, incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Landlord's making of the payment or incurring of the cost and expense, shall be paid by Tenant to Landlord on demand.

                                   ARTICLE 15
                               LAWS AND ORDINANCES

(a) Tenant agrees to comply with all laws, ordinances, orders and regulations affecting the use and occupancy of the Leased Premises and the cleanliness, safety or operation thereof. Tenant agrees to comply with the recommendations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to that portion of the Leased Premises installed by Tenant. Tenant also agrees to permit Landlord to comply with such recommendations and requirements with respect to that portion of the Leased Premises installed by Landlord. In addition, Tenant agrees to comply, to the extent that the same may be applicable to the Leased Premises, with the standards and requirements and subsequent amendments thereto of the Williams-Steiger Act (PL 91-596), known as the "Occupational Safety and Health Act of 1970," notwithstanding the fact that Tenant may otherwise be exempted from the provisions of said Act and with the standards and requirements and subsequent amendments thereto of the Americans with Disabilities Act.

(b) Tenant agrees not to: (i) permit any illegal or immoral practice to be carried on or committed on the Leased Premises; (ii) make use of or allow the Leased Premises to be used for any purpose other than that permitted under
ARTICLE 1(c) hereof or that might invalidate or increase the rate of insurance therefor; (iii) keep, use or permit to be kept or used on the Leased Premises any flammable fluids, gases, or explosives without the prior written permission of Landlord; (iv) use the Leased Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Leased Premises or of the Shopping Center; (v) deface or injure the building of the Leased Premises; (vi) overload the floors; (vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

(c) In connection with the installation of any electrical equipment, Tenant shall, at Tenant's own expense, make from time to time whatever changes are necessary to comply with the requirements of the insurance inspectors, underwriters, government authorities and codes.

                                   ARTICLE 16
                                    SERVICES

(a) Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make water, sewer and electricity available to the Leased Premises and other occupied space in the Shopping Center and to make available to Tenant water and electrical services through the plumbing and electrical systems to be provided within the Leased Premises by Tenant, in accordance with and subject to the provisions of EXHIBIT C hereof.

Tenant shall be solely responsible for and promptly pay all charges for the use or consumption of sewer, gas, electricity, water and all other utility services.

If Landlord makes available electrical service, it shall be made available as provided in EXHIBIT C, and Tenant agrees to purchase the same from Landlord and to pay Landlord, as additional rental on the first day of each month in advance, for the electrical service at the same cost as would be charged to Tenant from time to time by the utility company which otherwise would finish such services and meter the same directly to the Leased Premises. Landlord shall compute Tenant's monthly electrical demand and consumption from the electrical information provided by Tenant in Tenant's plans, the operating hours of the center, the shell construction and local weather data. Landlord shall provide Tenant with the computations of demand and consumption totals. Review of the totals may be initiated at Tenant's request or Landlord's option.

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If Landlord elects to supply water, Tenant shall pay Landlord at the same rate as would be charged to Tenant by the utility company which otherwise would furnish such service and meter the same directly to the Leased Premises, but in any event not less than the minimum monthly charge which would have been charged by the water utility company for the size of meter which would have been installed by Tenant in or for the Leased Premises.

(b) Landlord agrees, at its own cost and expense, to construct, operate and maintain, or cause to be operated and maintained, a Cooled Air System designed to provide cooled air to, but not within, the Leased Premises in accordance with the provisions of EXHIBIT C hereof, provided that Tenant's plans and specifications (EXHIBIT C-2) have been received by Landlord during the time period required hereunder. If Tenant shall delay Landlord's installation of said system by failure to submit plans or for any other reason, then and in that event (in addition to all other remedies for such breach of lease contained herein) any overtime labor costs or other additional costs resulting from such delay shall be charged back to Tenant. Landlord's complying with its obligation under this ARTICLE 16 shall be contingent upon Tenant's compliance with EXHIBIT
C. Tenant agrees to operate said Cooled Air System so that the temperature within the Leased Premises will be reasonably identical to that within the enclosed mall.

(c) Tenant agrees to pay Landlord for Tenant's use of the aforesaid Cooled Air System as additional rental, an annual charge payable monthly in the same manner as Minimum Annual Rental equal to FIELD(HVAC/SF) per square foot multiplied by the total number of square feet within the Leased Premises. This charge (the "Cooled Air Charge") will be billed and paid in twelve (12) equal installments. However, in no event shall the Cooled Air Charge be less than FIELD(HVAC/YR).

The Cooled Air Charge owed by Tenant hereunder will be increased effective as of January 1 of each calendar year during the term of this Lease by a percentage equal to the percentage increase, if any, in (i) the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index-U.S. Cities Average (1982 - 84 = 100) (the "Index") applicable for the month of December of the immediately preceding calendar year, over and above (ii) the corresponding Index figure for the first full calendar month of the term of this Lease; provided, that if such Index should be discontinued, such calculation shall be made by use of another reputable Index selected by Landlord; and provided further, that if the base period for the Index (currently 1982 - 84 = 100) is hereafter changed, the new base period shall be used in making the foregoing calculation.

(d) If Tenant fails to pay any Cooled Air Charge installment payment to Landlord within ten (10) days from the date such payment is due, Landlord may, without limitation, cut off and discontinue any such utilities and services furnished to the Leased Premises, without any liability to Tenant. Any action by Landlord pursuant to the provisions of this ARTICLE 16(d) shall not be construed as an eviction or disturbance of Tenant's possession of the Leased Premises, or as an election by Landlord to terminate this Lease.

(e) Landlord shall not be liable to Tenant in damages or otherwise if the said utilities or services are interrupted or terminated because of necessary repairs, installations or improvements, or any cause beyond the Landlord's reasonable control, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder. Tenant shall operate the Leased Premises in such manner as to not waste electricity, water or heating and cooling effect. Landlord may cease to furnish any one or more of said services without responsibility to Tenant except to connect the service facilities with such other nearby source of supply as may be available for the services so discontinued and to adjust the charge accordingly.

(f) Tenant shall not install any equipment which can exceed the capacity of any utility facilities as specified in EXHIBIT C and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications, which must be approved in writing by Landlord.

(g) Landlord has the right to take any energy management measures Landlord may deem necessary for energy conservation which shall include, but not be limited to, control of all Tenant's energy consumption.

(h) If Landlord shall provide or designate a service for collection of refuse and garbage, Tenant shall use same, at Tenant's expense, provided the cost thereof is competitive to any identical service available to Tenant.

                                   ARTICLE 17
                                 JOINT USE AREAS

(a) The "joint use areas," as herein referred to, shall consist of all parking areas (including covered parking areas), landscaped areas, floors, ceilings, walls, benches, fountains, stairs, fire exits, windows, glass, doors and hardware, streets, sidewalks, malls, roof (over all portions of the Shopping Center), driveways, loading platforms, canopies, elevators, escalators, washrooms, lounges and shelters of the Shopping Center, and other facilities available for joint use, all as they may from time to time exist and be available to all the tenants in the Shopping Center, their employees, agents, customers, licensees and invitees.

(b) Landlord shall, subject to events beyond its reasonable control, maintain, or cause to be maintained, the joint use areas in good order and repair.

(c) It is understood that certain department stores may be occupants of the Shopping Center and that one or more other department store companies may become occupants of a part or parts of Landlord's tract or tracts. Said department stores may participate in the "joint use area costs" (as hereinafter defined) incurred by Landlord for the repair and maintenance of all the Shopping Center in accordance with the terms of their respective agreements with Landlord.

(d) As used in this Lease, the term "joint use area costs" means the total of all items of expense and cost relating to operating, managing, equipping, policing and protecting, lighting, repairing, replacing and maintaining the utility of the joint use areas in at least as good condition as when originally installed. Such costs and expense shall include, but not be limited to, maintenance and repair of all parking areas (including covered parking areas), removal of snow, ice, trash, garbage, rubbish, dirt and debris, all costs of seasonal decor, costs of planting, replanting and replacing landscaping and supplies required therefor, and all costs of utilities used in connection therewith, including, but not by way of limitation, all costs of maintaining elevators, speed ramps and escalators, lighting facilities and storm drainage systems, maintenance, repair and depreciation of all items used in the operation and maintenance of the joint use areas, the costs of heating and cooling the enclosed malls, labor salaries and benefits, security, all premiums for Workmen's Compensation insurance, wages, unemployment taxes, social security taxes and personal property taxes and all premiums for other insurance carried by Landlord in connection with the joint use areas; fees for required licenses and permits and administrative costs equal to fifteen percent (15%) of the total costs of operating and maintaining the "joint use area".

(e) Effective upon the date on which rental shall be determined to commence under the provisions of ARTICLE 3 hereof, and at any time thereafter, Tenant shall pay to Landlord as additional rental hereunder, upon demand, but not more often than once a month, Tenant's share of the joint use area costs (based upon Landlord's estimates, subject to readjustment as hereinafter provided in paragraph (f) of this ARTICLE 17), which share shall be computed as follows:
Tenant's proportionate share of joint use area costs shall be equal to the product obtained by multiplying such joint use area costs (less any contributions to said costs made by the department stores) by a fraction, the numerator of which shall be the number of square feet of floor area in the Leased Premises and the denominator of which shall be the total number of square feet of leased floor area in the Shopping Center, excluding the floor area contained in the department store buildings and the spaces of tenants occupying 10,00O square feet or more. Notwithstanding any other provisions of this ARTICLE 17, in no event will Tenant's share of total joint use area costs be less than an annual minimum payment of FOUR THOUSAND AND NO/100 DOLLARS ($4,000.00).

(f) Within ninety (90) days following the end of each calendar year Landlord shall furnish to Tenant a statement showing the total joint use area costs for the calendar year just expired, the amount of Tenant's share of such joint use area costs and payments made by Tenant during such calendar year under paragraph
(e) of this ARTICLE 17. If Tenant's share of such joint use area costs for such calendar year shall exceed Tenant's payment so made, Tenant shall pay to Landlord the deficiency within ten (10) days after receipt of said statement. If the total amount paid by Tenant shall exceed such amount due for such calendar year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due.

                                   ARTICLE 18
                               DAMAGES TO PREMISES

In the event the Leased Premises are hereafter damaged or destroyed or rendered partially untenable for their accustomed uses by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to ARTICLE 19(a) hereof, then, except as hereinafter provided, Landlord shall promptly repair said premises and restore the same to substantially the condition in which they were immediately prior to the happening of such casualty, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and that in no event shall Landlord be required to repair or replace Tenant's stock in trade, interior partitions, fixtures, equipment, furniture, furnishings, wall covering, floor covering and draperies. From the date of such casualty until the Leased Premises are so repaired and restored, Minimum Annual Rental payments and all items of additional rental, except Taxes and Insurance, shall abate in such proportion as the square footage of the Leased Premises thus destroyed or rendered untenantable bears to the total square footage of the Lease Premises, provided, however, that in the event fifty percent (50%) or more of the Leased Premises or the Shopping Center of which they are a part be hereafter destroyed or rendered untenable by fire or other casualty during the term of this Lease (based upon the cost to replace the premises immediately prior to such fire or other casualty as shown by certificate of Landlord's architect) or if one (1) or more department stores are damaged by fire or other casualty such that they will likely remain closed for business for a period exceeding twelve (12) months, then Landlord shall have the right to terminate this Lease effective as of the date of such casualty, by giving Tenant, within thirty (30) days after the happening of such casualty, written notice of such termination. If said notice be given within said thirty (30) day period, this Lease shall terminate and Minimum Annual Rental and all other charges and items of additional rental shall abate as aforesaid from the happening of such casualty, and Landlord shall promptly repay to Tenant any rental theretofore paid in advance which has not been earned at the date of such casualty. If said notice be not given and Landlord is required or elects to repair or rebuild the Leased Premises as herein provided, then Tenant shall repair and replace its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Except as herein expressly provided to the contrary, this Lease shall not terminate nor shall there be any abatement of rental or other charges or items of additional rental as the result of a fire or other casualty.

                                   ARTICLE 19
                                   INSURANCE

(a) Landlord agrees to self-insure or carry, or cause to be carried, during the term hereof public liability insurance on the Shopping Center, providing coverage for personal injury or death arising out of any one occurrence. Landlord also agrees to self-insure or carry, during the term hereof, insurance for fire, extended coverage, vandalism and malicious mischief, insuring the improvements located on Landlord's property in the Shopping Center, including the Leased Premises and all appurtenances thereto (excluding Tenant's interior partitions, merchandise, trade fixture, furnishings, equipment and personal property), such insurance coverage to include Tenant's Work (but excluding Tenant's merchandise, trade fixtures, furnishings, equipment, wall coverings, floor covering, drapes, interior partitions and other personal property). Upon request of Landlord, Tenant shall provide Landlord with a certificate setting forth the cost of said Tenant's Work. During the term of this Lease or any renewals or extensions thereof, Tenant agrees to reimburse to Landlord as additional rental, a prorata share of Landlord's annual total costs for the premiums for such insurance. Tenant's proportionate share for the costs of the premiums for such insurance shall be equal to the product obtained by multiplying Landlord's total costs for such premiums by a fraction, the numerator of which shall be the number of square feet of floor area in the Leased Premises and the denominator of which shall be the total number of square feet of leased floor area in the Shopping Center, excluding the floor area contained in the department store buildings and spaces of tenants occupying 10,000 square feet or more. Tenant's prorata share of the costs for such premium shall be due and payable, in advance, as follows:

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

     (i) Within ten (10) days after opening, Tenant shall pay to Landlord Tenant's prorata share of the costs for such premiums for the first full calendar year of the term of this Lease;

     (ii) On the commencement of the payment of rental Tenant shall pay, in advance, on the first day of each month one-twelfth (1/12th) of Tenant's annual prorata share of such premium for the next succeeding calendar year. Tenant's prorata share for the next succeeding calendar year shall be based upon an estimate determined by Landlord.

In the event that Landlord's estimate for any year is less than Tenant's actual prorata share, Tenant shall promptly pay such excess to Landlord upon demand. If the total amount paid by Tenant shall exceed Tenant's actual prorata share for any year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due. As deductibles are paid, Tenant will be assessed its prorata share of the deductible.

(b) Tenant agrees to carry public liability insurance including product and/or completed operations liability on the Leased Premises; and if the Tenant is in the business of selling or serving alcoholic beverages, Tenant shall also carry liquor legal liability (in a State having a Dram Shop Statute, then wording shall be changed to Dram Shop Liability) during the term hereof, covering Tenant as an insured, Landlord as an additional insured, and, if Landlord elects, any owner and/or occupant of a tract in the Shopping Center which adjoins Landlord's tract or tracts, as additional insureds, with terms and companies satisfactory to Landlord and giving Landlord, Tenant and other additional insureds a minimum of ten (10) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Such insurance shall initially be for limits of not less than Two Million Dollars ($2,000,000.00) for bodily injury, including death, and personal injury, arising out of any one occurrence; and not less than Five Hundred Thousand Dollars ($500,000.00) for damage to property arising out of any one occurrence, or a policy having a combined single limit of Two Million Dollars ($2,000,000.00), and Landlord shall have the right, from time to time, to require Tenant to increase such limits to reasonable amounts.

Tenant further agrees to carry insurance against fire and such other risks as are, from time to time, included in standard extended coverage insurance, for the full insurable value, covering all of Tenant's merchandise, interior partitions, trade fixtures, furnishings, wall covering, floor covering, draperies, equipment and all other items of personal property of Tenant located on or within the Leased Premises. Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof. Tenant shall at all times maintain Workmen's Compensation Insurance (or other comparable insurance) under applicable law and in accordance with applicable statutory minimums covering all persons employed by Tenant in connection with any work done in or about the Leased Premises. Tenant shall also carry automobile insurance with respect to all automobiles used by Tenant in the conduct of its business from the Leased Premises. Such automobile insurance shall be for limits of not less than One Million Dollars ($l,000,000.00) for bodily injury, arising out of any one occurrence, and Five Hundred Thousand Dollars ($500,000.00) for damage to property arising out of any one occurrence or a combined single limit policy of One Million Dollars ($l,000,000.00).

(c) Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

(d) Tenant shall be responsible for the maintenance of the plate glass in or on the Leased Premises, but shall have the option either to insure the risk or to self-insure.

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                                   ARTICLE 20
                                 INDEMNIFICATION

Tenant shall and will indemnify, defend and save harmless Landlord, owner and/or operator of the Shopping Center, their agents, officers and employees, from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions, and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Leased Premises and/or Tenant's operations or activities in the Shopping Center. This obligation to indemnify shall include reasonable legal and investigation costs and all other reasonable costs, expense and liabilities from the first notice that any claim of demand is to be made or may be made.

                                   ARTICLE 21
                      ASSIGNMENT, SUBLETTING AND OWNERSHIP

(a) Tenant shall not transfer, assign, sublet, enter into license or concession agreements, change ownership or hypothecate this Lease or Tenant's interest in and to the Leased Premises without first procuring the written consent of Landlord, which Landlord may grant or refuse to grant at its sole discretion. Any attempt at transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. The prohibitions of this ARTICLE 21 shall be construed to refer to any acts or events which occur by operation of law, legal process, receivership, bankruptcy or otherwise. Without limiting the generality of the foregoing, Tenant shall not sublease all or any portion of its interest in the Leased Premises or this Lease for an amount of rent determined in whole or in part on the income or profits derived by any person from such interest (other than an amount based on a fixed percentage or percentages of receipts or sales).

(b) Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under this Lease (even if future assignments and subletting occur subsequent to the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for such future assignments and subletting). In any event of assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind; and upon election by Landlord such rental shall be paid directly to Landlord. The consent by Landlord to any transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation shall not constitute a waiver of the necessity for such consent to any subsequent attempted transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation. If Landlord grants its consent Tenant shall pay to Landlord promptly upon demand, a fee of Twelve Hundred and No/100 Dollars ($1,200.00) plus any costs (including, without limitation, legal fees) incurred by Landlord in connection with such transfer, assignment, subletting, license or concession agreement, change in ownership or hypothecation.

(c) Each transfer, assignment, subletting, license or concession agreement and hypothecation to which there has been consent shall be by instrument in writing, in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire, or mortgagee shall agree in writing for the benefit of Landlord to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant. One executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this ARTICLE 21 shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.

(d) If Tenant is a corporation, and if the control thereof changes at any time during the term hereof, then Landlord, at its option, may, by giving sixty (60) days prior written notice to Tenant, declare such a change a breach of this Lease, subject to the remedies provided for breach in ARTICLE 23 hereof. The provisions of the preceding sentence, however, shall not be applicable if control of the corporation changes as the result of a public offering. If, at any time during the term of this Lease, any part or all of its outstanding voting stock, if Tenant is a corporation, or any interest in the partnership, if Tenant is a partnership, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other dispositions so as to result in a change in the present effective voting control of Tenant by the person or persons owning a majority of said outstanding voting stock or a majority interest in the partnership, as the case may be, on the date of this Lease, then such event shall constitute an assignment for the purposes of this Lease. In the event there is a guarantor of this Lease, then if at any time during the term of this Lease (a) any part or all of such guarantor's outstanding voting stock, if such guarantor is a corporation, or any interest in the partnership, if such guarantor is a partnership, shall be transferred by sale, assignment, bequest, inheritance, operation of law, or other disposition so as to result in a change in the present effective voting control of such guarantor by the person or persons owning a majority of said outstanding voting stock or a majority interest in the partnership, as the case may be, on the date of this Lease, or (b) such guarantor is dissolved, Tenant shall so notify Landlord. Such notice shall be effective in accordance with this ARTICLE 21, paragraph (d) only if said notice shall include or state all of the following: (a) that said notice is given pursuant to ARTICLE 21, paragraph (d) of this Lease; (b) the occurrences giving rise to such notice, stated with particularity as to the effective date, parties involved or affected and the shares of interests affected; (c) in the event of a transfer of shares or a partner's interest, a recent financial statement (certified by an independent certified public accountant) of the transferee or transferees; and (d) that Landlord shall have thirty (30) days from receipt of such notice to terminate this Lease as described in this ARTICLE 21, paragraph
(d). Landlord shall have the right, at its option, to terminate this Lease by notice to Tenant given within thirty (30) days after Landlord's receipt of such notice from Tenant. In the event Landlord receives other notice of such transfer or of the dissolution of such guarantor, then Landlord shall have the right, at its option, within ninety (90) days after receipt of such other notice, to terminate this Lease or to declare an event of default under ARTICLE 23 of this Lease. The foregoing provisions shall not apply to any corporation if, and so long as, all the outstanding voting stock of such corporation is listed on a National Securities Exchange as defined in the Securities Exchange Act of 1934, as amended. For the purposes of this paragraph (d), stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954, and the term "voting stock" shall refer to the shares of stock regularly entitled to vote for the election of directors of the corporation.

                                   ARTICLE 22
                               ACCESS TO PREMISES

Tenant agrees that Landlord, its agents, employees or servants or any person authorized by Landlord, may enter the Leased Premises for the purpose of: (a) inspecting the condition of same; (b) making such repairs, additions or improvements thereto, or to the building of which they are a part, as Landlord may elect or be required to make; (c) exhibiting the same to prospective purchasers of the building in which the Leased Premises are contained; and (d) placing notices, during the last sixty (60) days of the term hereof, in and upon the Leased Premises at such places as may be determined by Landlord. Tenant agrees that neither Tenant nor any person within Tenant's control will interfere with such notices. Landlord shall use reasonable efforts to minimize its disturbance of Tenant's business except in cases of emergency.

                                   ARTICLE 23
                        DEFAULTS BY TENANT AND REMEDIES

(a) The following events shall be deemed to be events of default by Tenant under this Lease:

     (i) Tenant shall fail to pay any installment of rental or any other obligation hereunder involving the payment of money and such failure shall continue for a period of five (5) days after written notice thereof to Tenant; provided, however, that for each calendar year during which Landlord has already given Tenant written notice of the failure to pay an installment of rental, no further notice shall be required (i.e., the event of default will automatically occur on the fifth (5th) day after the date upon which the rental was due).

     (ii) Tenant shall fail to comply with any term, provision or covenant of this Lease (including the timely commencement of any Tenant work required under any provision of this Lease or any Exhibit thereto), other than as described in subsection (i) above, and shall not cure such failure within ten (10) days after written notice thereof to Tenant.

     (iii) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

     (iv) Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition under any section or chapter of the federal bankruptcy code, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant, or any guarantor of Tenant's obligations under this Lease, shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligation under this Lease.

     (v) A receiver or Trustee shall be appointed for the Leased Premises or for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations under this Lease.

     (vi) Tenant shall desert or vacate or shall commence to desert or vacate the Leased Premises or any substantial portion of the Leased Premises or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial amount of Tenant's goods, wares, equipment, fixtures, furniture, or other personal property.

     (vii) Tenant shall do or permit to be done anything which creates a lien upon the Leased Premises or any portion of the Shopping Center.

(b) Upon the occurrence of any such events of default, Landlord shall have the option to pursue any one or more of the following remedies.

     (i) Without any further notice or demand whatsoever, Tenant shall be obligated to reimburse Landlord for the damages suffered by Landlord as a result of the event of default, and Landlord may pursue a monetary recovery from Tenant. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this Lease or, having opened for business, subsequently deserts or vacates the Leased Premises or otherwise ceases to conduct business in the Leased Premises as required in this Lease, then Landlord at its option may seek monetary recovery for the loss of Tenant's anticipated contribution to commerce within the Shopping Center; moreover, Landlord and Tenant further agree that inasmuch as the exact amount of damages would be difficult to determine, liquidated damages will be due monthly in an amount equal to fifteen percent (15%) of the Minimum Annual Rental payable for that month (i.e., Tenant will pay Minimum Annual Rental equal to one hundred fifteen percent (115%) of the amount specified in
     ARTICLE 4(a) of this Lease).

     (ii) Without any further notice or demand whatsoever Landlord may take any one or more of the actions permissible at law to insure performance by Tenant of Tenant's covenants and obligations under this Lease. In this regard, and without limiting the generality of the immediately preceding sentence, it is agreed that if Tenant fails to open for business as required in this Lease or, having opened for business deserts or vacates the Leased Premises, Landlord may enter upon, change the door locks to and take possession of such premises in order to protect them from deterioration and continue to demand from Tenant the monthly rentals and other charges provided in this Lease, without any obligation to relet; however, if Landlord does, at its sole discretion, elect to relet the Leased Premises, such action by Landlord shall not be deemed as an acceptance of Tenant's surrender of the Leased Premises, unless Landlord expressly notifies Tenant of such acceptance in writing pursuant to this subsection (ii), Tenant hereby acknowledging that Landlord shall otherwise be reletting as Tenant's agent and Tenant furthermore hereby agreeing to pay to Landlord on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that actually collected by Landlord. It is agreed in this regard that in the event Landlord changes the door locks to the Leased Premises, Landlord will not be required to give Tenant a new key unless Tenant cures all its defaults hereunder and delivers a security deposit to Landlord in an amount deemed appropriate by Landlord under the circumstances. Upon the changing of the door locks, Landlord shall give Tenant written notice as herein provided stating the name and address or telephone number of the party from whom, and stating the times at which, a new key may be obtained. The new key shall be provided only during such party's regular business hours and only after Tenant has cured all defaults and delivered the security deposit as provided above. Tenant will reimburse Landlord on demand for Landlord's attorneys' fees and other expenses in entering the Leased Premises and changing the door locks, and Landlord shall not be liable for any damages resulting to Tenant as a result therefrom. It is further agreed in this regard that in the event of any default described in subsection (ii) ARTICLE 23 (a) of this Lease, Landlord shall have the right to enter upon the Leased Premises by force if necessary without being liable for prosecution or any claim or damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

     (iii) Landlord may terminate this Lease by written notice to Tenant, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent (including any interest which may have accrued pursuant to ARTICLE 4(a) of this Lease), enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor. Tenant hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of any termination effected pursuant to this subsection (iii), said loss and damage to be determined by either of the following alternative measures of damage:

          (1) Until Landlord is able, through reasonable efforts, the nature of which efforts shall be at the sole discretion of Landlord, to relet the Leased Premises, Tenant shall pay to Landlord on or before the first day of each calendar month the monthly rentals and other charges provided in this Lease. After the Leased Premises have been relet by Landlord, Tenant shall pay to Landlord on the twentieth (20th) day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for the preceding calendar month and that actually collected by Landlord for such month. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Landlord from subsequent tenants for any calendar month, in excess of the monthly rental and other charges provided in this Lease, shall be credited to Tenant in reduction of Tenant's liability for any calendar month for which the amount collected by Landlord will be less than the monthly rentals and other charges provided in this Lease; but Tenant shall have no right to such excess other than the above-described credit.

          (2) When Landlord desires, Landlord may demand a final settlement. Upon demand for a final settlement, Landlord shall have a right to, and Tenant hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the term and the reasonable rental value of the Leased Premises for such period, such difference to be discounted to present value at a rate equal to the rate of interest which is allowed by law in the state in which the Shopping Center is located when the parties to a contract have not agreed on any particular rate of interest.

     If Landlord elects to exercise the remedy prescribed in subsection (ii) above, this election shall in no way prejudice Landlord's right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection (iii) above, provided that at the time of such cancellation Tenant is still in default. Similarly, if Landlord elects to compute damages in the manner prescribed by subsection (iii)(1) above, this election shall in no way prejudice Landlord's right at any time thereafter to demand a final settlement in accordance with subsection(iii)(2) above.

(c) It is expressly agreed that in determining "the monthly rentals and other charges provided in this Lease", as that term is used throughout subsection
(iii)(l) and (iii)(2) above, there shall be added to the Minimum Annual Rental (as specified in ARTICLE 4 (a) of this Lease) a sum equal to the charges for maintenance of the joint use area (as specified in ARTICLE 17 of this Lease), the charges for taxes and insurance (as specified in ARTICLES 7 and 19 of this Lease) plus one twenty-fourth (1/24th) of the total of all percentage rentals required to be paid by Tenant (pursuant to ARTICLE 4 of this Lease) because of net sales during the two full calendar years immediately preceding the date Landlord initiated action pursuant to said subsections (or, if two full calendar years have not then elapsed, to the corresponding fraction of all percentage rentals required to be paid because of net sales during the period commencing with the Commencement Date of this Lease and concluding with the date on which Landlord initiated such action).

(d) It is further agreed that, in addition to payments required pursuant to subsection (b)(ii) and (b)(iii) above, Tenant shall compensate Landlord for the unamortized cost of leasehold improvements provided by, or wholly or partially paid for by Landlord whether in the form of a construction allowance or otherwise along with all expenses incurred by Landlord in repossession (including, among other expenses, any increase in insurance premiums caused by the vacancy of the Leased Premises), all expenses incurred by Landlord in reletting (including, among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant upon reletting (including, among other concessions, renewal options), all losses incurred by Landlord as a direct or indirect result of Tenant's default (including, among other losses, any adverse reaction by Landlord's mortgagee or by other tenants or potential tenants of the Shopping Center) and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and Landlord's pursuing the rights and remedies provided herein and under applicable law.

(e) Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and not exclusive of each other.

(f) No re-entry or taking possession of the Leased Premises by Landlord pursuant to paragraph (b) or (e) of this ARTICLE 23 shall be construed as an election to terminate this Lease, nor shall it cause a forfeiture of rents or other charges remaining to be paid during the balance of the term hereof, unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(g) All rights and remedies of Landlord herein created, or provided by law, are cumulative and pursuit or exercise of one or more rights or remedies shall not preclude pursuit of any other rights or remedies prescribed above or elsewhere in this Lease or provided by law. Forbearance by Landlord to enforce one or more of the rights or remedies herein provided or by law upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                                   ARTICLE 24
                              SURRENDER OF PREMISES

Tenant shall, upon the expiration of the term hereof, or any earlier termination of this Lease for any cause, surrender to Landlord the Leased Premises, including, without limitation, all building apparatus and equipment then upon the

Leased Premises; and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Leased Premises, other than movable trade fixtures, signs and other personal property which, if Tenant is not then in default, remain the property of Tenant as provided in
ARTICLE 13 hereof, shall be surrendered to Landlord by Tenant without any damage, injury or disturbance thereto, or payment therefor.

                                   ARTICLE 25
                          TENANT'S CONDUCT OF BUSINESS

Tenant covenants and agrees that, continuously and uninterruptedly from and after its initial opening for business, it will operate and conduct within the Leased Premises the business it is permitted to operate and conduct under the provisions of this Lease, except while the Leased Premises are untenable by reason of fire or other casualty. Tenant agrees to conduct its business at all times in a first-class manner consistent with reputable business standards and practices, and that it will at all times keep and maintain within and upon the Leased Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers and that it will keep the Leased Premises in a neat, clean and orderly condition. Tenant also agrees to conduct Tenant's business under the trade name agreed to by Landlord in ARTICLE 1. Tenant further agrees to keep open the Leased Premises and operate the business conducted thereon at such hours and on such days and evenings of the week as may be determined from time to time by Landlord.

                                   ARTICLE 26
                              RULES AND REGULATIONS

Landlord agrees that in carrying out the rules and regulations applicable to all of Landlord's merchant tenants in the Shopping Center, Tenant shall not be discriminated against, and Tenant covenants and agrees that Tenant will comply with reasonable rules and regulations set by Landlord from time to time for the operation of the Shopping Center, including the following:

(a) Tenant shall not affix or maintain upon the glass panes and supports of the show windows (and within thirty-six (36) inches of any window), doors and the exterior walls of the Leased Premises, any signs, banners, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, and Landlord shall have the right, without giving prior notice to Tenant and without any liability for damage to the Leased Premises, to remove any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, except such as shall have first received written approval of Landlord as to size, type, color, location, copy, nature and display qualities. Anything to the contrary in this Lease notwithstanding, Tenant shall not affix any sign to the roof of the Leased Premises.

(b) No awning or other projections shall be attached to the outside walls of the Leased Premises or the building of which they form a part without, in each instance, the prior written consent of Landlord.

(c) All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purpose by Landlord.

Tenant shall advise and use its best efforts to cause its vendors to deliver all merchandise before noon on Mondays through Fridays and not at any other times. All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

No parking or storing of tractor trailers will be permitted in the Shopping Center without Landlord's permission. Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Shopping Center.

Except for small parcel packages, no deliveries will be permitted through the mall unless the Leased Premises do not have a rear service door. In such event, prior arrangements must be made with the Resident Mail Manager for delivery at such Leased Premises. Merchandise being received shall immediately be moved into the Leased Premises and not be left in the service or receiving areas.

(d) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be disposed of in the manner and at the times and places specified by Landlord. Tenant is responsible for storage and removal of its trash, refuse and garbage. Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other items which the same are not designed to receive. All tenant store floor area, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

(e) No radio or television aerial shall be erected on the roof or exterior walls of the Leased Premises without the prior written consent of Landlord. Any aerial so installed shall be subject to removal without notice at any time and any damage to the walls or roof caused by such removal shall be the responsibility of Tenant.

(f) Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the Leased Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loudspeakers or other sound devices, phonographs, radios or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Leased Premises, unless Landlord has previously given its written consent.

(g) No auction, fire, bankruptcy, going out of business or liquidation sales shall be conducted on or about the Leased Premises without the prior written consent of Landlord.

Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Leased Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of the Leased Premises to display, store or place any merchandise. No sale of merchandise by tent sale, truckload sale, or the like shall be permitted on the parking lot or other joint use areas.

(h) Tenant shall keep Tenant's display windows illuminated and the signs and exterior lights lighted each and every day of the term hereof during the hours designated by Landlord. Tenant shall promptly repair any malfunctions in sign lighting; or at Landlord's request, Tenant shall turn sign lighting off until such malfunction is corrected.

(i) The outside areas immediately adjoining the Leased Premises shall be kept clear at all times by Tenant and Tenant shall not place nor permit any obstructions, garbage, refuse, merchandise or displays in such area.

(j) Nothing is to be attached or placed on the roof or exterior walls of the Leased Premises, and Tenant's access to the roof is to be limited to inspection for damages only. Absolutely no roof penetrations shall be made by Tenant.

(k) Landlord may from time to time designate specific areas in which vehicles owned or operated by Tenant or Tenant's employees must be parked and may prohibit the parking of any such vehicles in any other part of the joint use areas. Landlord will formally notify Tenant, at Tenant's Shopping Center address, of such parking designation. Upon receipt and acknowledgement of said notice, Tenant shall notify each of its employees of the provisions of this paragraph prior to commencing employment connected with the Leased Premises. Tenant shall furnish Landlord a list of license numbers of the motor vehicles operated by Tenant and Tenant's employees within five (5) days after request by Landlord, and Tenant shall thereafter notify Landlord of any and all changes to such list within five (5) days after each change occurs. Landlord may cause to be towed away, at Tenant's expense, any violating vehicles, and Tenant waives any liability of Landlord to Tenant resulting therefrom; or Landlord may, for any such violating vehicles, charge Tenant, as additional rental, a daily rate equal to Ten Dollars ($10.00) for each violating vehicle per day or part thereof. All amounts due under the provisions of this paragraph shall be paid by Tenant upon demand.

(l) Tenant shall use, at Tenant's expense, such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require, providing the cost thereof is competitive to any similar service available to Tenant.

(m) Tenant, its employees and/or agents, shall not solicit business in the parking or other joint use areas, nor shall Tenant, its employees and/or it agents, distribute any handbills or other advertising matter in or on automobiles parked in the parking or other joint use areas.

Other than as permitted under the provisions of the EXHIBITS, Tenant shall not permit or suffer any advertising medium to be placed on enclosed mall walls, on Tenant's mall or exterior windows, on standards in the enclosed mall, on the sidewalks or on the parking lot areas, or outside walls or roof, or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Shopping Center, outside the Leased Premises.

(n) In the event Landlord installs a central music system in the Shopping Center, and Tenant desires to purchase an outside music system, then in that event, Tenant shall purchase such system from Landlord, provided Landlord's charge therefor is competitive to any similar service available to Tenant.

(o) Tenant shall not carry on any trade or occupation or operate any instrument, apparatus or equipment which omits an odor or causes a noise discernible outside of the Leased Premises and which may be deemed offensive in nature.

(p) Tenant shall not place or maintain any temporary fixtures for the display of merchandise, other than those approved by Landlord in accordance with EXHIBIT C hereof, within six (6) feet of any entrance to the Leased Premises, and Landlord shall have the right, without giving prior notice to Tenant and without any liability for damage to the Leased Premises or Tenant's merchandise, to remove any of the same from the Leased Premises, except such as shall have first received the written approval of Landlord as to size, color, location, nature and display qualities.

(q) Tenant shall not permit or suffer any portion of the Leased Premises to be used for lodging purposes.

(r) Tenant shall not, in or on any part of the (inside or outside) joint use areas:

       Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever;

       Exhibit any sign, placard, banner, notice or other written material;

       Distribute any circular, booklet, handbill, placard or other material;

       Solicit membership in any organization, group or association or contribution for any purpose;

       Create a nuisance;

       Use any joint use area (including the enclosed mall) for any purpose when none of the other retail establishments within the Shopping Center is open for business or employment;

       Throw, discard, or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind; or

       Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Shopping Center, or the property of customers, business invitees or employees situated within the Shopping Center.

(a) Tenant agrees to comply with regulations requiring a clear exiting path through Tenant's stockroom to Tenant's rear exit door if the Leased Premises contain a rear door.

         Landlord shall, for the enforcement of the covenants, conditions and agreements now or hereafter made a part of this ARTICLE 26, to be referred to as "Rules and Regulations," have all remedies in this Lease provided for breach of the provisions hereof.

                                   ARTICLE 27
                                 EMINENT DOMAIN

(a) In the event the entire Leased Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. In the event more than twenty-five percent (25%) of the square footage of floor area (including mezzanine, if any) of the Leased Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Leased Premises is not usable for the purposes of which the Leased Premises were leased, then either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Leased Premises so taken upon giving notice to the other in writing of such election within sixty (60) days after the date of such taking. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. In the event a portion of the Shopping Center shall be taken, condemned or transferred as aforesaid and as a result thereof Landlord, in its sole discretion, elects to discontinue the operation of Landlord's remaining parcel, Landlord may cancel this Lease by giving Tenant notice of its election and this Lease shall terminate and shall become null and void ninety (90) days after said notice and the provisions with respect to the awards shall be as set forth in paragraph (b) of this ARTICLE 27.

(b) Whether or not this Lease is terminated, Landlord shall be entitled to the entire award or compensation in such proceedings, but nothing herein shall be deemed to affect Tenant's right to apply for and receive a separate award for compensation or damages for its fixtures and personal property. If this Lease is terminated as hereinabove provided, all items of rent, additional rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord agrees to refund to Tenant any rent, additional rent or other charges paid in advance.

(c) Except as otherwise provided in the final sentence in paragraph (a) of this
ARTICLE 27, if both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Leased Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's cost and expense, to, as soon as reasonably possible, restore the remaining portion of the Leased Premises to a complete unit of like quality and character as existed prior to such appropriation or taking; and thereafter the Minimum Annual Rental provided for in ARTICLE 4 hereof shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. For the purpose of this ARTICLE 27, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

                                   ARTICLE 28
                                ATTORNEY'S FEES

In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorney's fees and disbursements incurred therein by the successful party,

                                   ARTICLE 29
                          SALE OF PREMISES BY LANDLORD

In the event of any sale or exchange of the Leased Premises by Landlord and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

                                   ARTICLE 30
                                    NOTICES

All notices and demands given under this Lease shall be in writing and shall be personally delivered, or sent by registered mail or certified mail, return receipt requested, or sent by a nationally recognized overnight courier service, (i.e., Federal Express or Airborne) return receipt requested or the equivalent, and addressed, if to Landlord, at the address set forth on page 1 hereof as the Landlord's address, and if to Tenant, addressed to Tenant at the legal address for notice in ARTICLE 1, or such other address as was last specified respectively through written notice by Landlord or Tenant. Delivery shall be deemed effective (i) when the same is personally delivered, if delivered in person, (ii) the third (3rd) day after same is deposited in an official United States Post Office, certified or registered mail, return receipt requested, postage prepaid and properly addressed, if sent through the United States mail service or (iii) the first (1st) day after same is given to a courier service for next day delivery, fees prepaid and properly addressed, if given to a nationally recognized overnight courier service.

                                   ARTICLE 31
                                   AMENDMENTS

No amendment, modification of or supplement to this Lease shall be effective unless in writing and executed by both Landlord and Tenant. Landlord shall be under no obligation to amend this Lease; however, if at Tenant's request, a written amendment is entered into by Landlord and Tenant, Tenant shall pay to Landlord promptly upon demand, a fee of Twelve Hundred and No/100 Dollars ($1,200.00) plus any costs (including without limitation, legal fees) incurred by Landlord in connection with such amendment.

                                   ARTICLE 32
                             SUCCESSORS AND ASSIGNS

All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns; it being understood and agreed, however, that the provisions of ARTICLE 21 are in no way impaired by this ARTICLE 32.

                                   ARTICLE 33
                                 REPRESENTATIONS

It is understood and agreed by Tenant that Landlord and Landlord's agents have made no representations or promises with respect to the Leased Premises or the making or entry into this Lease, except as in this Lease expressly set forth, and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease.

                                   ARTICLE 34
                                     WAIVER

The failure of Landlord to insist upon strict performance by Tenant of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any of Landlord's rights or remedies and shall not be deemed a waiver of any subsequent breach or default by Tenant in any of the covenants, conditions and agreements of this Lease. No surrender of the Leased Premises shall be affected by Landlord's acceptance of rental or by any other means whatsoever unless the same be evidenced by Landlord's written acceptance of such as a surrender.

                                   ARTICLE 35
                                  HOLDING OVER

If Tenant or any party claiming under Tenant remain in possession of the Leased Premises, or any part thereof, after any termination or expiration of this Lease, no tenancy or interest in the Leased Premises shall result therefrom, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall pay upon demand to Landlord, during any period which Tenant shall hold the Leased Premises after the term has expired, as liquidated damages, a sum equal to all percentage rental and additional rental provided for in this Lease plus an amount computed at the rate of double the Minimum Annual Rental for such period.

                                   ARTICLE 36
                                 INTERPRETATION

The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no Provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

                                   ARTICLE 37
                               MARKETING SERVICE

(a) Landlord will establish a Marketing Service to furnish and maintain professional advertising and sales promotions which is intended to benefit the merchants in the Shopping Center. In conjunction with said Service, Landlord agrees to provide personnel, including sufficient secretarial services, to pay salaries and benefits for such personnel, and to pay for office rental, utilities, supplies, telephone and all equipment expense necessary for efficient operation. A committee composed of a representative of each department store, an equal number of representatives of the mall tenants, and a representative of Landlord will be formed by Landlord to review the advertising and promotional activities sponsored by the Service.

Tenant agrees to pay for the Marketing Service an amount equal to FIELD(MKSERSF) per square foot of the floor area of Leased Premises per year, or a minimum annual fee of FIELD(MKSERYR), whichever is greater, payable in equal monthly installments on the same day rental is due under ARTICLE 3 hereof (hereinafter called the "Marketing Service Fee"). All monies received under this ARTICLE 37(a) shall be used solely for the purpose of advertising and promotional services of the Shopping Center. The Marketing Service Fee owed by Tenant hereunder will be increased effective as of January 1 of each calendar year during the term of this Lease by a percentage equal to the percentage increase, if any, in (i) the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index-U.S. Cities Average (1982 - 84 = 100) (the "Index") applicable for the month of December of the immediately preceding calendar year, over and above (ii) the corresponding Index figure for the first full month of the term of this Lease; provided that if such Index should be discontinued, such calculation shall be made by use of another reputable Index selected by Landlord and provided further, that if the base period for the Index (currently 1982 - 84 = 100) is hereafter changed, the new base period shall be used in making the foregoing calculation.

(b) Landlord shall plan as a part of the yearly advertising and sales promotion calendar, a variety of joint advertising efforts which Landlord deems to be in the best sales traffic generation interest of the Shopping Center. Tenant agrees to join in a minimum of XXXX said joint advertising efforts per calendar year (prorated for partial calendar years) with a minimum of one-quarter (1/4) page print ad or the equivalent expenditure in broadcast or other effort planned by Landlord.

Landlord's representative shall supply to Tenant's designee a schedule of the coming year's joint advertising efforts no later than ninety (90) days prior to the close of the previous calendar year. Tenant agrees to supply to Landlord a list of at least FIELD(#JTADSYR) said joint advertising efforts in which Tenant will advertise within thirty (30) days of its receipt of the above mentioned notice from Landlord. Tenant may adjust its commitment at any time so long as it joins in a minimum of FIELD(MINJTADS) joint advertising efforts during the calendar year.

If Tenant fails to fulfill its advertising obligation set forth above for any calendar year, then Tenant shall, within sixty (60) days after the end of such calendar year, pay to Landlord the difference between the amount properly spent by Tenant in fulfillment of its advertising obligation, and one percent (1%) of Tenant's gross sales for such calendar year. Funds paid to the Landlord pursuant to the preceding sentence shall be spent for the promotion of the Shopping Center in such a manner Landlord may determine.

Tenant may, at its option, pay the equivalent of FIELD(#OPADS) one-quarter (l/4) page ads or the equivalent amount in broadcast or other media selected by the Shopping Center, into an advertising pool which Landlord agrees to use to advertise Tenant's store or in a method deemed appropriate by Landlord. Said monies will be adjusted yearly by the increase or decrease in the cost of aforementioned one-quarter (l/4) page ad or equivalent broadcast or other effort planned by Landlord.

                                   ARTICLE 38
                                COVENANT OF TITLE

Landlord covenants that it has full right, power and authority to make this Lease and that Tenant or any permitted assignee or sublease of Tenant, upon the payment of the rentals and performance of the covenants upon Tenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the Leased Premises and improvements thereon during the term or any renewal or extension hereof.

                                   ARTICLE 39
                              WAIVER OF REDEMPTION

Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

                                   ARTICLE 40
                                TENANT'S PROPERTY

Landlord, its agents or employees, shall not be liable and Tenant waives all claims for any damage to persons or property sustained by Tenant or any person claiming through Tenant located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise whether caused by other tenants or persons in the Shopping Center or in the Leased Premises, occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of damage to the same or damage to Tenant's business, including subrogation claims by Tenant's insurance carrier.

                                   ARTICLE 41
                                  LEASE STATUS

At any time and from time to time, upon request of Landlord, Tenant will, within ten (10) days thereafter, execute, acknowledge and deliver to Landlord an instrument prepared by Landlord stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereon (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant's knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rental reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant to be performed, and that as of such date no default has been declared hereunder by either party hereto and that Tenant at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party.

                                   ARTICLE 42
                                   RECORDING

Tenant shall not record this Lease. However, upon the request of either party hereto the other party shall join in the execution of a memorandum or so-called "short form" of this Lease for the purposes of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the term of this Lease and shall incorporate this Lease by reference.

                                   ARTICLE 43
                                  FORCE MAJEURE

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this ARTICLE 43 shall not operate to excuse Tenant from the prompt payment of Minimum Annual Rental, percentage rental, additional rental or any other payments required by the terms of the Lease.

                                   ARTICLE 44
                               BROKER'S COMMISSION

Tenant warrants that it has dealt with no broker or agent in connection with this Lease, and agrees to indemnify and save Landlord harmless from all claims, actions, damages, costs and expenses and liability whatsoever, including reasonable attorneys' fees, that may arise from any claim by or through Tenant for commission or finder's fees in connection with this Lease.

                                   ARTICLE 45
                      LIMITATIONS ON LANDLORD'S LIABILITY

Notwithstanding anything to the contrary contained in this Lease, in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the land and building owned by Landlord comprising the Shopping Center for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord) and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for satisfaction of Tenant's remedies.

                                   ARTICLE 46
                               SECURITY AGREEMENT

(a) For valuable consideration and as security for the payment of rent and other charges becoming due hereunder, Tenant hereby grants to Landlord a security interest in the following described collateral: (i) All inventory in the Leased Premises during the term of this Lease; (ii) all equipment and other personalty placed in the Leased Premises during the lease term of this Lease; and (iii) all of the proceeds of said inventory, equipment and personalty.

(b) Upon the happening of any of the following events or conditions, namely: (i) default in the payment of rental or performance of any of the obligations or of any covenant or liability contained or referred to herein; (ii) making of any levy, seizure or attachment of the collateral; or (iii) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, Tenant or any guarantor of Tenant: thereupon, or any time thereafter (such default not having previously been cured) Landlord shall then have the remedies of a secured party under the laws of the state in which the Leased Premises are located, including, without limitation thereto, the right to take possession of the collateral, and for that purpose Landlord may enter upon the Leased Premises and remove the same therefrom. Landlord will give Tenant at least ten (10) days prior written notice of any public sale thereof or of the date after which any private sale or any other intended disposition is to be made, and at any such sale the Landlord may purchase the collateral.

(c) This security agreement and the security interest and collateral created hereby shall be terminated when all of the rental and other charges becoming due during the term of this Lease or extension thereof have been paid in full.

(d) Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in a form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code (or corresponding state statute or statutes) enforced in the state in which the Shopping Center is located, as well as any other state the laws of which Landlord may at any time consider to be applicable.

                                   ARTICLE 47
                                  SEVERABILITY

Every covenant and obligation contained in this Lease, including, without limitation, the obligation to pay rent, is and shall be construed as a separate and independent covenant and obligation. If any term or provision of this Lease or its application to any person or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. If Tenant is a lessee under another lease agreement with Landlord or an affiliate of Landlord, a default under this Lease shall constitute a default under such other lease and vice versa.

                                   ARTICLE 48
                              VENUE; APPLICABLE LAW

The parties hereto agree that the laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease. Venue for any action under this Lease shall be in the Courts of Dallas County, Texas.

                                   ARTICLE 49
                              CONSTRUCTION OF LEASE

Tenant declares that Tenant has read and understands all parts of this Lease, including all printed parts hereof. It is agreed that in the construction and interpretation of the terms of this Lease the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease.

                                   ARTICLE 50
                                    CAPTIONS

Captions throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, restrict, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The use of the terms "hereof", "hereunder" and "herein" shall refer to this Lease as a whole, inclusive of the exhibits, except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders. The singular form shall include the plural when the context so requires. As used herein the terms "Landlord" and "Tenant" shall mean and include "Landlord" and "Tenant" and "its/their agents and employees," unless the context otherwise requires.

                                   ARTICLE 51
                             OBJECTION TO STATEMENTS

Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of thirty (30) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

                                   ARTICLE 52
                                    NO OPTION

The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises or any other space within the Shopping Center, and shall vest no right in Tenant. This Lease shall become effective as a lease only upon execution and delivery thereof by the parties hereto. Tenant acknowledges that it does not have any exclusive rights in the Shopping Center with respect to the sale or lease of its merchandise or services.

                                   ARTICLE 53
                                CORPORATE TENANT

If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the state where the Shopping Center is located (a copy or evidence thereof to be supplied to Landlord upon request); and that the person executing this Lease on behalf of Tenant is an officer of such Tenant, and is duly authorized to sign and execute this Lease.

                                   ARTICLE 54
                              FINANCIAL STATEMENTS

(a) Tenant acknowledges that it has provided or will provide Landlord with its financial statement(s) as a primary inducement to Landlord's agreement to lease the Leased Premises to Tenant, and that Landlord has relied or will rely on the accuracy of said financial statement(s) in entering into this Lease. Tenant represents and warrants that the information contained in said financial statement(s) is true, complete and correct in all material aspects, and agrees that the foregoing representations shall be a precondition to this Lease.

(b) At the request of Landlord, Tenant shall, not later than ninety (90) days following the close of each fiscal year of Tenant, and from time to time upon request of Landlord during the term of the Lease, furnish to Landlord a balance sheet of Tenant as of the end of such fiscal year and a statement of income and expense for the year then ended, together with an opinion of an independent certified public accountant satisfactory to Landlord or, at the election of Landlord, a certificate of the chief financial officer, owner or partner of Tenant to the effect that the financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of Tenant as of and for the period covered.

                                   ARTICLE 55
                            ENVIRONMENTAL COMPLIANCE

(a) Landlord makes no warranties regarding the environmental condition of the Leased Premises and Shopping Center. Tenant acknowledges it has been afforded an opportunity prior to the execution of this Lease to conduct the investigations and inspections it deems necessary to determine that the environmental condition of the Leased Premises and Shopping Center are acceptable. The term "Hazardous Materials" as used herein shall mean (a) any substance the presence of which requires special handling, investigation, notification or remediation under any federal, stare or local statute, regulation, ordinance, order, action, policy or common law; (b) any substance which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C,
section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.), the Federal Insecticide Fungicide and Rodenticide Control Act (7 U.S.C. section 136 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C. section 651 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. section 11001 et seq.), the Clean Water Act (33 U.S.C.
section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.), the Hazardous and Solid Waste Amendments of 1984 (Public Law 86-616, Nov. 9, 1984), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), and the Federal Clean Air Act (42 U.S.C. section 7401 et seq.); (c) any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission board, agency or instrumentality of the United Stares, the state in which the Leased Premises is located or any political subdivision thereof; any substance the presence of which on the Shopping Center causes or threatens to cause an erosion, contamination, drainage or nuisance problem at the Shopping Center or to adjacent properties (including on nearby public roads and rights-of-way) or poses or threatens to pose a hazard to the health or safety of persons on or about the Shopping Center; any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons; and (d) any substance which contains polychlorinated biphenyls, asbestos, or urea formaldehyde foam insulation. Tenant shall not use, and shall not permit any subtenant, licensee, concessionaire, employee, agent or invitee to use, any portion of the Leased Premises or the Shopping Center, for the placement, storage, manufacture, disposal or handling of any Hazardous Materials. Landlord shall have the right to conduct from time to time such inspections of the Leased Premises as Landlord deems appropriate in its sole discretion to determine the existence of any Hazardous Materials therein. In the event Tenant places or discovers any Hazardous Materials in the Leased Premises, Tenant shall immediately notify Landlord thereof. Tenant shall not attempt any removal, abatement or remediation of any Hazardous Materials in the Leased Premises, or any remodeling or construction in the Leased Premises which might disturb or release any Hazardous Materials, without first obtaining the prior written consent of Landlord. Landlord shall have the right to inspect, review and approve any removal, abatement or remediation of any Hazardous Materials, including, without limitation, the right to approve the scope, timing and techniques of any such work and the appointment of all contractors, engineers, inspectors and consultants in connection with any such work. After written notice to Landlord, Tenant shall proceed with reasonable diligence to effect the removal abatement or remediation of any Hazardous Materials in the Leased Premises, or to proceed with remodeling or reconstruction which might be disturbed or released as a result of any remodeling or construction in the Leased Premises, in accordance with Landlord's requirements therefor. Tenant shall be responsible for the cost of any removal, abatement or remediation work of any Hazardous Materials placed, stored, manufactured, disposed of or handled by Tenant or Tenant's subtenants, licensees or concessionaires, or any of their respective employees, agents, invitees, in the Leased Premises or any other portion of the Shopping Center and for the cost of any removal, abatement, or remediation of any Hazardous Materials which might be disturbed or released as a result of any remodeling or construction in the Leased Premises by Tenant, or Tenant's subtenants, licensees or concessionaires, or any of their respective employees or agents. Such costs shall include, without limitation, the cost of any consultant retained by Landlord in connection with such work. Tenant shall indemnify Landlord, owner and/or operator of the Shopping Center, their agents, officers and employees, and hold them harmless, from and against any loss, cost, liability or expense (including reasonable attorneys' fees and expenses and court costs) arising out of the placement, storage, manufacture, disposal, handling, removal, abatement or remediation of any Hazardous Materials by Tenant, or any removal, abatement or remediation of any Hazardous Materials required hereunder to be performed or paid for by Tenant, with respect to any portion of the Shopping Center, or arising out of any breach by Tenant of its obligations hereunder,

(b) Without limiting its obligations set forth herein, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Leased Premises respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all rules and regulations established by Landlord to enable from time to time to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Leased Premises, and (ii) in performing Landlord's obligations under this Lease, if any, Tenant covenants and agrees to indemnify, defend, protect and hold Landlord, owner and/or operator of the Shopping Center, their agents, officers and employees harmless from and against all liability (including costs, expenses and attorneys' fees) that Landlord may sustain by reason of Tenant's breach of its obligations under this paragraph.

(c) Tenant's obligations hereunder shall survive the expiration of the lease term or earlier termination of this Lease.


                                   ARTICLE 56
                             TENANT'S RIGHT TO AUDIT

Tenant shall have the right, at Tenant's sole cost and expense, to audit the Landlord's records of real estate taxes (Article 7), joint use area costs (Article 17), and insurance premium costs (Article 19(a)) for the Shopping center ("occupancy costs") subject to, and conditioned upon, the following:

(a) No audit may be conducted during the month of December or the month immediately following the end of Landlord's fiscal year. Tenant's auditor shall make an appointment with the Landlord's audit supervisor. Landlord and Tenant shall reasonably cooperate to arrange a mutually acceptable time within sixty (60) days of Tenant's request; notwithstanding the foregoing, Landlord shall not be required to accommodate Tenant's auditors if other Tenants have scheduled audits prior to Tenant's request on the date proposed by Tenant.

(b) Before conducting any audit, Tenant must pay the full amount of the occupancy costs billed and must not be in default of any other provision of this lease or any other lease Tenant may have with Landlord or an affiliate of the Landlord.

(c) Tenant may review only those records of Landlord that are specifically related to the occupancy costs for the shopping center of which the Leased Premises are a part and Tenant may not review any leases (other than Tenant's lease), operating agreements, anchor store agreements or Landlord's tax returns or financial statements.

(d) The audit must be done by an employee of Tenant who is a certified public accountant or by an independent certified public accountant whose fee is paid by Tenant and whose fee is not paid on a contingency basis and who is experienced in auditing shopping center records. Landlord shall have the right to approve any such auditor, such consent not to be unreasonably withheld.

(e) The audit shall be conducted during Landlord's business hours in the Landlord's office in Cleveland, Ohio, or, at Landlord's sole option, in another location determined by Landlord (i.e, the mall office of the shopping center). The audit must be completed within sixty (60) days after it is commenced.

(f) Upon receipt thereof, Tenant will deliver to Landlord a copy of the audit report and all accompanying data.

(g) Tenant will keep confidential all agreements involving the rights provided herein and the results of any audits conducted hereunder. Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant.

(h) The audit shall be conducted in accordance with generally accepted auditing standards.

(i) Tenant may not conduct an audit more often than once each calendar year and any audit conducted by Tenant shall be limited to the occupancy costs records for the calendar year immediately preceding the calendar year during which Tenant's audit is conducted. Tenant may not review Landlord's records for years other than the calendar year immediately preceding the calendar year of the audit.

(j) The audit risk set forth herein is exclusive to Tenant and is not granted to any assignee, sublessee or successor in interest to Tenant.

(k) Tenant expressly waives its right to audit any other costs connected with the Shopping Center unless Landlord expressly grants Tenant such right to Tenant in writing and the audit by Tenant of any other costs connected with the Shopping Center shall be in accordance with the criteria set forth herein.

                                   ARTICLE 57
                                ENTIRE AGREEMENT

IT IS UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT THIS LEASE SHALL CONSTITUTE THE ONLY AGREEMENT BETWEEN THEM RELATIVE TO THE LEASED PREMISES AND THAT NO ORAL STATEMENTS OR PRIOR WRITTEN MATTER EXTRINSIC TO THIS INSTRUMENT SHALL HAVE ANY FORCE OR EFFECT. TENANT ACKNOWLEDGES AND AGREES THAT NEITHER LANDLORD NOR ANY AGENT OR REPRESENTATIVE OF LANDLORD, INCLUDING ANY LEASING AGENT ACTION ON BEHALF OF LANDLORD, HAS MADE, AND TENANT HAS NOT RELIED UPON, ANY REPRESENTATIONS OR ASSURANCES AS TO TENANT'S PROJECTED OR LIKELY SALES VOLUME, CUSTOMER TRAFFIC, PROFITABILITY, OR THE NUMBER OR TYPES OF TENANTS
WHICH WILL OR WILL NOT BE LOCATED IN THE SHOPPING CENTER OR THE TYPE OF MERCHANDISE OR SERVICES THAT OTHER TENANTS IN THE SHOPPING CENTER WILL OR WILL NOT OFFER TO THE PUBLIC. TENANT ALSO ACKNOWLEDGES AND AGREES THAT, TO THE EXTENT ANY PROJECTIONS, MATERIALS OR DISCUSSIONS HAVE RELATED TO TENANT'S PROJECTED OR LIKELY SALES VOLUME, CUSTOMER TRAFFIC OR PROFITABILITY, TENANT UNDERSTANDS THAT ANY AND ALL SUCH PROJECTIONS, MATERIALS AND DISCUSSIONS ARE BASED SOLELY UPON LANDLORD'S OPINION, LANDLORD'S EXPERIENCES AT OTHER PROPERTIES OR UPON STANDARDIZED MARKETING STUDIES, AND THAT SUCH PROJECTIONS, MATERIALS AND DISCUSSIONS SHALL NOT BE CONSTRUED AS A PROMISE OR GUARANTY THAT TENANT WILL REALIZE THE SAME OR SIMILAR RESULTS.

             (The remainder of this page intentionally left blank.)

IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease, in triplicate, as of the Date(s) set forth below their respective signatures hereto.

                                                FIELD(LL[C])

Signed and acknowledged in                      BY: FIRST UNION MANAGEMENT, INC.
the presence of:                                     Managing Agent

_____________________________________           By:____________________________
First Witness as to Landlord                          Daniel E. Nixon Jr.,
                                                      Executive Vice President


_____________________________________           And:____________________________
Second Witness as to Landlord                         William A. Robbins, Esq.
                                                      Vice President-Leasing



                                                      LANDLORD

                                                          Date:_________________


Signed and acknowleded in                       FIELD(TENANT[C])
the presence of:                                d/b/a FIELD(D/B/A)


_____________________________________           By:_____________________________
First Witness as to Tenant                            President

_____________________________________               ____________________________
Second Witness as to Tenant                           Secretary

                                                      TENANT

                                                          Date:_________________




             NOTE: THIS LEASE MUST BE BOTH WITNESSED AND NOTARIZED.

This Lease is being forwarded for your approval and execution on the understanding that it shall not become effective until it is accepted by Landlord and its counsel and executed and delivered by Landlord.

STATE OF OHIO                       )
                                    ) SS:
COUNTY OF CUYAHOGA                  )


     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named FIRST UNION MANAGEMENT, INC., a Delaware corporation, by Daniel E. Nixon, Jr., its Executive Vice President, and William A. Robbins, Esq., its Vice President-Leasing, who acknowledged that they did sign the foregoing instrument and that the same is the free act and deed of said corporation, and their free act and deed personally and as such officers.

     IN TESTIMONY WHEREOF, I have here unto set my hand and official seal at Cleveland, Ohio, this _________ day of _________________________________,19___.



                                                ________________________________
                                                NOTARY PUBLIC





STATE OF                            )
                                    ) SS:
COUNTY OF                           )


     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named, a corporation, by _________________________, its

_______________________________, and _______________________________, its

_________________ who acknowledged that they did sign the foregoing instrument and that the same is the free act and deed of said corporation, and their free act and deed personally and as such officers.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at

_______________________________, this _______ day of ___________________, 19___.



                                                ________________________________
                                                NOTARY PUBLIC

                                     ADDENDA

     This Addenda dated this ___ day of ______________________, 199__, is attached to and made part of this Lease by and between FIELD(LL[IC]), "Landlord" and FIELD(TENANT[IC]), d/b/a FIELD(D/B/A) "Tenant".

                                   ARTICLE 58
               CONDITION OF LEASED PREMISES AND TENANT REMODELING

Notwithstanding anything in this Lease to the contrary, Tenant acknowledges that it has examined the Leased Premises and knows the condition thereof and accepts the Leased Premises in the "as is" condition in which the Leased Premises exists on the day the Leased Premises are turned over to Tenant without any representations or warranties of any kind or nature whatsoever by Landlord as to their condition. Tenant assumes the sole responsibility for the condition, operation, maintenance and management of the Leased Premises, and all improvements now or hereafter situated thereon, and Landlord shall not be required to furnish any facilities or services or make any repairs or structural changes, additions or alterations thereto. Tenant also agrees at its sole cost and expense to remodel the Leased Premises. Such remodeling shall be in accordance with the criteria set forth in Exhibit "C" hereof, along with any other requirements of Landlord and in accordance with Tenant's Plans which are first approved by Landlord and which Tenant shall submit to Landlord for its approval in accordance with the provisions set forth in Exhibit "C." This remodeling shall be a major remodel and shall include, but not be limited to, renovation of Tenant's storefront (which at Landlord's option shall be a pop-out storefront), painting of the interior of the Leased Premises, and recarpeting of the Leased Premises. Tenant shall complete the remodel of the Leased Premises no later then FIELD(COMPLETE). Provided Tenant timely completes such remodel in accordance with the Tenant Plans approved by Landlord and the requirements hereof, Landlord agrees to reimburse Tenant for the remodel performed and the material provided in connection with such remodel. The amount of such reimbursement shall be the sum of FIELD(T.ALLOW) and shall be payable to Tenant within (30) days after all of the following: (1) The full completion of the remodel; (2) Tenant provides Landlord with Tenant's fully executed affidavit that the remodel has been completed in accordance with the Tenant Plans; (3) The acceptance by Landlord of the remodel; (4) Tenant has delivered to Landlord all lien waivers and, other items required by Landlord along with the certificates of insurance for the various types of insurance required to be obtained and maintained by Tenant pursuant to ARTICLE 19 of the Lease; (5) Tenant has delivered to Landlord a completed W-9 form; (6) Tenant has performed all duties, promises, agreements, conditions or other obligations of the Lease and is not in default or in violation of any provision thereof or in default or violation of any other agreement with Landlord or an affiliate of Landlord; and (7) Tenant has opened the Leased Premises for business.

                                   ARTICLE 59
                               RADIUS RESTRICTION

Tenant agrees that neither Tenant nor any affiliate or subsidiary of Tenant shall own, operate, manage or have any interest in any store or business selling merchandise similar to that permitted under Article 1 (c) of this Lease within three (3) miles of the Shopping Center. If Tenant should violate this covenant, Landlord may, in addition to Landlord's other rights and remedies, include the sales of such other store or business in the Net Sales transacted in the Leased Premises for the purpose of computing Percentage Rate due hereunder, if any. Any such store or business operated by Tenant as of the date of this Lease shall be excluded herefrom, provided there is no increase in the size of such other store or business.

                               Page 1 of Addenda

                                    GUARANTY

     FOR VALUE RECEIVED and in consideration for and as an inducement to Landlord making the within lease with Tenant, the undersigned, on behalf of himself, his legal representatives, heirs, successors and assigns, unconditionally and absolutely guarantees to Landlord, Landlord's successor and assigns, the full performance and observance of all the provisions therein provided to be performed and observed by Tenant, including the rules and regulations, without requiring any notice of non-payment, non-performance, or non-observance, or proof, notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned expressly waives and expressly agrees that the validity of this agreement and the obligations of the Guarantor hereunder shall in no event and in no manner be terminated, affected or impaired by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the within Lease. The undersigned further agrees that this Guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this Lease. As a further inducement to Landlord to make this Lease and in consideration thereof, Landlord and the undersigned agree that in any action or proceeding brought by either Landlord or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this Lease or of this Guaranty, that Landlord and the undersigned shall and do hereby waive trial by jury.

 Dated:_______________________

 Witnesses:                                           Guarantor:



______________________________.                       __________________________
                                                      Name:     FIELD(GUARANTOR)
                                                      Address:  FIELD(ADD-G)




 STATE OF                 ss.

 COUNTY OF                ss.


     Personally appeared before me, a Notary Public in and for said State FIELD(GUARANTOR), known personally by me, and being sworn, did dispose and say that s(he) executed the foregoing LEASE AGREEMENT as Guarantor thereof.

     WITNESS MY HAND AND THIS NOTARIAL SEAL this ___ day of _____________, 19__.


                                     _________________________________
                                     NOTARY PUBLIC IN AND FOR THE STATE OF

                                     _________________________________

                                     Printed Name:____________________

                                     My Commission Expires:___________

                                    EXHIBIT E

                             SCHEDULE OF EMPLOYEES




                            Intentionally Left Blank

                                    EXHIBIT F

                                Optional Services


 I) Except as otherwise provided in this Agreement, Optional Services shall include, but are not limited to, services that are rendered in connection with the following:

       (a)   Expansion and/or renovation of the Property;

       (b) Obtaining any financing, refinancing, or additional financing for the Property;

       (c) Preparation for and/or participation in hearings and/or litigation beyond disputes with Tenants and beyond the scope of this Agreement as set forth in Section 3.25;

       (d)   Major reconstruction or repair as defined in Section 3.4(d);

       Optional Services provided by Manager shall be compensated at rates to be agreed upon by Manager and Owner.

                                    EXHIBIT G


                               CHART OF ACCOUNTS

                      First Union Real Estate Investments
                       Management Agent Chart of Accounts




Account #                           Account Name
---------    --------------------------------------------------------

  1000       Land
  1001       Land Improvements
  1010       Building
  1020       Building Improvements
  1030       Construction in Process
  1040       Tenant Alterations
  1100       Company Car/Truck
  1110       Building Equipment - Interior
  1111       Building Equipment - Exterior
  1120       Office Equipment
  1130       Telephone System
  1140       Furniture & Fixtures
  1160       Deferred Lease Costs
  1180       Deferred Lease Commissions
  1201       Accumulated Depreciation Land Improvements
  1210       Accumulated Depreciation Building
  1220       Accumulated Depreciation Building Improvements
  1240       Accumulated Depreciation Tenant Alterations
  1300       Accumulated Depreciation Company Car/Truck
  1310       Accumulated Depreciation Building Equipment - Interior
  1311       Accumulated Depreciation Building Equipment - Exterior
  1320       Accumulated Depreciation Office Equipment
  1330       Accumulated Depreciation Telephone System
  1340       Accumulated Depreciation Furniture & Fixtures
  1360       Accumulated Amortization Lease Cost
  1380       Accumulated Amortization Deferred Lease Commission
  1400       Cash
  1420       Petty Cash
  1430       Short Term Investments
  1452       Intercompany
  1500       Accounts Receivable
  1520       Reserve for Bad Debt

Account #                           Account Name
---------    --------------------------------------------------------

  1555       Insurance Claims Receivable
  1570       Miscellaneous Receivable
  1600       Percentage Rnt/Overages Receivable
  1605       Sales Audit Accr-% Rent Receivable
  1610       Escalations Rents Receivable
  1620       Common Area Income Receivable
  1630       Tax Participation Income Receivable
  1640       Electric Income Receivable
  1650       Store HVAC Income Receivable
  1655       Accrued Insurance Income
  1660       Billing Disputes - Contra
  1700       Insurance Receivable
  1720       Merchant Association Dues Receivable
  1750       Deposits and Advances
  1755       Repairs and Other Escrow
  2400       Accounts Payable
  2420       Security Deposits Payable
  2430       Merchant Association Payable
  2432       Mktg. Fund Deficit/Surplus
  2435       Sales Tax Payable
  2500       FICA Income Tax Withheld
  2505       Federal Income Tax Withheld
  2510       State Tax Withheld
  2515       City/Local Income Tax Withheld
  2520       Workers Compensation Withheld
  2525       Garnished Wages Payable
  2530       Union Dues Withheld
  2535       SDI/SUI Withheld
  2540       Employer FICA taxes Payable
  2545       Employer FUTA & SUI Taxes Payable
  2550       Employer Workers Compensation Tax Payable
  2555       Employer Other Tax Payable
  2560       Short Term Disability Payable
  2565       Dental Withholding Payable
  2570       401K Deduction
  2572       Flex Dependent Care Withheld
  2575       Group Term Life Payable
  2580       Long Term Disability Payable


                                                                               2